UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Deluxe Corporation

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Deluxe Corporation 3680 Victoria Street N. Shoreview, MN 55126-2966 P.O. Box 64235 St. Paul, MN 55164-0235 www.deluxe.com
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 30, 2008
To the Shareholders of Deluxe Corporation:
          The 2008 annual meeting of shareholders will be held at the Deluxe Corporation headquarters located at 3680 Victoria Street North, Shoreview, Minnesota on Wednesday, April 30, 2008, at 2:00 p.m. Central Time for the following purposes:
1.	To elect ten directors to hold office until the 2009 annual meeting of shareholders.

2.	To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008.

3.	To consider and act upon a proposal to approve the Deluxe Corporation 2008 Annual Incentive Plan so that Deluxe can treat payments under this plan as tax-deductible performance-based compensation for U.S. federal income tax purposes.

4.	To consider and act upon a proposal to approve the Deluxe Corporation 2008 Stock Incentive Plan.

5.	To take action on any other business that may properly come before the meeting and any adjournment thereof.
          Shareholders of record at the close of business on March 5, 2008, are entitled to vote at the meeting and at any adjournment thereof.
          This year, we are furnishing proxy materials to our shareholders over the Internet. This process expedites the delivery of proxy materials and saves the company expense. In addition, materials remain easily accessible to shareholders, and shareholders receive clear instructions for requesting paper copies of these materials and voting.
          We are mailing the Notice of Internet Availability of Proxy Materials (“Internet Notice”) to shareholders on or about March 17, 2008. The Internet Notice contains instructions for your use of this new process, including how to access our Proxy Statement and Annual Report and how to vote online. In addition, the Internet Notice contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report, if you received only an Internet Notice this year, or (ii) elect to receive your Proxy Statement and Annual Report only over the Internet, if you received them by mail this year.

          It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please return your vote as soon as possible to ensure the presence of a quorum and save Deluxe further expense. You may vote your shares over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the methods of voting are contained in the Internet Notice and in the Proxy Statement. Voting over the Internet or by mailing a proxy card will not limit your right to vote in person or to attend the Annual Meeting.
BY ORDER OF THE BOARD OF DIRECTORS
Anthony C. Scarfone
Secretary
     March 10, 2008

DELUXE CORPORATION
3680 Victoria Street N., Shoreview, Minnesota 55126-2966
Proxy Statement
2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 30, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING
What is the purpose of the meeting?
          At our annual meeting, shareholders will act on the matters disclosed in the Notice of Annual Meeting of Shareholders that preceded this proxy statement. The four proposals scheduled to be voted on at the meeting are to:
•	Elect ten directors;

•	Ratify the appointment of PricewaterhouseCoopers LLP as Deluxe’s independent registered public accounting firm;

•	Approve the Annual Incentive Plan; and

•	Approve the Stock Incentive Plan.
          We will also consider any other business that may be properly presented at the meeting (although we are not expecting any other matters to be presented), and management will report on Deluxe’s performance during the last fiscal year and respond to questions from shareholders.
          The Board of Directors of Deluxe is asking you to vote on the proposed items of business.
How does the Board recommend that I vote?
          The Board of Directors recommends a vote:
•	FOR all of the nominees for director;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Deluxe’s independent registered public accounting firm for the fiscal year ending December 31, 2008;

•	FOR approval of the Annual Incentive Plan; and

•	FOR approval of the Stock Incentive Plan.
Who is entitled to vote at the meeting?
          The Board has set March 5, 2008, as the record date for the meeting. If you were a shareholder of record at the close of business on March 5, 2008, you are entitled to vote at the meeting. You have one vote for each share of common stock you held on the record date.
          As of the record date, 51,524,764 shares of Deluxe common stock were outstanding. Deluxe does not have any other class of capital stock outstanding.
How many shares must be present to hold the meeting?
          A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the vote (with respect to the election of directors) of at least a majority of the outstanding shares of common stock as of the record date is considered a quorum. A shareholder is counted present at the meeting if:
•	the shareholder is present and votes in person at the meeting; or

•	the shareholder has properly submitted a proxy or voted by telephone or through the Internet.
What is the difference between a shareholder of record and a “street name” holder?
          If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.
          If your shares are held in a stock brokerage account or by a bank or other nominee, you are still considered the beneficial owner of the shares, but your shares are held in “street name”.
How do I vote my shares?
          We are mailing the Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to shareholders of record on or about March 17, 2008. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Internet Notice. Instead, the Internet Notice will instruct you how you may access and review all of the important information contained in the proxy materials. The Internet Notice also instructs you how you may submit your proxy via the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Internet Notice.
          Via the Internet – You can simplify your voting by voting your shares via the Internet as instructed in the Internet Notice. The Internet procedures are designed to authenticate your identity to allow you to vote your shares and confirm that your instructions have been property recorded.
          Internet voting facilities for shareholders of record are available 24 hours a day and will close at 11:59 p.m. (CT) on April 29, 2008. You may access this Proxy Statement and related materials by going to http://www.investoreconnect.com and entering the control number as shown on your Internet Notice. You will then be directed to select a link to www.proxyvote.com where you will be able to vote on the proposals presented here.
          By Mail – Shareholders who receive a paper proxy card may elect to vote by mail and should complete, sign and date their proxy card and mail it in the pre-addressed envelope that accompanies the delivery of paper proxy cards. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. Shareholders who hold shares beneficially in street name may vote by mail by requesting a paper proxy card according to the instructions contained in the Internet Notice received from your broker or other agent, and then completing, signing and dating the voting instructions card provided by the brokers or other agents and mailing it in the pre-addressed envelope provided.
          By Telephone – Shareholders may elect to vote over the telephone by calling 800-690-6903 (toll-free). The telephone voting procedures have been set up for your convenience. The procedures have been designed to verify your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
          It means you hold shares registered in more than one account. To ensure that all of your shares are voted, if you vote by telephone or through the Internet, vote once for each Internet Notice you receive. If you wish to consolidate your accounts, please contact our stock transfer agent, Wells Fargo Bank, N.A., at P.O. Box 64854, St. Paul, Minnesota 55164 or by telephone at 800-468-9716 (toll-free).
          You may also receive a “voting instructions” card which looks very similar to a proxy card. Voting instructions are prepared by brokers, banks or other nominees for shareholders who hold shares in street name.
Can I vote my shares in person at the meeting?
          Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, even if you currently plan to attend the meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide not to attend the meeting.
          If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote such shares at the meeting.
What vote is required to elect directors?
          In accordance with Minnesota law, directors are elected by a plurality of votes cast. This means that the ten nominees receiving the highest number of votes will be elected, provided that a quorum is present at the meeting.
What vote is required on proposals other than the election of directors?
          With respect to each item of business to be voted on at the meeting other than the election of directors, the affirmative vote of a majority of the shares present and entitled to vote with respect to that item is required for the approval of the item (provided that the total number of shares voted in favor of the proposal constitutes more than 25 percent of the outstanding shares).
How are votes counted?
          Shareholders may either vote “FOR” or “WITHHOLD” authority to vote for the nominees for the Board of Directors. Shareholders may also vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.
          If you vote WITHHOLD or ABSTAIN, your shares will be counted as present at the meeting for the purposes of determining a quorum.

          If you WITHHOLD authority to vote for one or more of the directors, this has the same effect as a vote against the director or directors for which you WITHHOLD your authority. If you ABSTAIN from voting on the proposals, your abstention has the same effect as a vote against those proposals.
          If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be counted as present at the meeting for purpose of determining a quorum. Your shares may be voted on Item 1: Election of Directors and Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm, at the discretion of your broker. Your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote, in this case Item 3: Approval of the Annual Incentive Plan and Item 4: Approval of the Stock Incentive Plan. As a result, please be sure to provide instructions to your broker so your shares can be voted on Items 3 and 4.
What if I do not specify how I want my shares voted?
          If you vote your shares directly (as opposed to voting through a broker or other intermediary) and do not specify on your proxy card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:
•	FOR the election of all of the nominees for director;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Deluxe’s independent registered public accounting firm for the fiscal year ending December 31, 2008;

•	FOR the approval of the Annual Incentive Plan; and

•	FOR the approval of the Stock Incentive Plan.
Can I change my vote?
          Yes. You may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:
•	by sending a written notice of revocation to Deluxe’s Corporate Secretary;

•	by submitting another properly signed proxy card at a later date to the Corporate Secretary;

•	by submitting another proxy by telephone or through the Internet at a later date; or

•	by voting in person at the meeting.
Who pays the cost of proxy preparation and solicitation?
          Deluxe pays for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. We have retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $7,500, plus associated costs and expenses.
          We are soliciting proxies primarily by use of the Internet. In addition, proxies may be solicited by mail, telephone or facsimile, or personally by directors, officers and regular employees of Deluxe. These individuals receive no additional compensation beyond their regular salaries for these services.
STOCK OWNERSHIP AND REPORTING
Director and Executive Officer Ownership Guidelines
          The Board has established stock ownership guidelines for directors and executive officers. These guidelines set ownership targets for each director and officer, with the expectation that the target be achieved within five years of the later of the date the ownership guidelines were implemented or the individual first became a director or officer, whichever is applicable. The Board also maintains guidelines restricting a director’s or officer’s ability to sell shares received upon the exercise of options or vesting of other stock-based awards until they have achieved their ownership targets. The ownership target for non-employee directors is shares having a value of at least five times the current Board retainer. Executive officers have targets based on a multiple of their annual base salary. The ownership target for the Chief Executive Officer (“CEO”) is five times his annual base salary, the target for the Company’s Senior Vice Presidents is two times their annual base salary, and the target for the Company’s Vice Presidents who are members of the Company’s Executive Leadership Team is one and one-half times their annual base salary.

Security Ownership of Certain Beneficial Owners and Management
          The following table shows, as of March 5, 2008 (unless otherwise noted), the number of shares of common stock beneficially owned by (1) each person who is known by Deluxe to beneficially own more than five percent of Deluxe’s outstanding common stock, (2) each director and nominee for director of Deluxe, (3) each executive officer named in the Summary Compensation Table that appears on page 28 in this proxy statement (each, a “Named Executive Officer”), and (4) all of the current directors, nominees and executive officers of Deluxe as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the common stock owned by them.

	Amount and
	Nature of
	Beneficial
Name of Beneficial Owner	Ownership	Percent of Class
Barclays [1]	6,541,900	12.41%
State Street Bank and Trust Co. [2]	4,565,974	8.86
Lee J. Schram [3]	315,966	*
Richard S. Greene [4]	41,379	*
Anthony C. Scarfone [5]	164,020	*
Luann E. Widener [6]	89,039	*
Terry D. Peterson [7]	26,406	*
Ronald C. Baldwin	1,000	*
Charles A. Haggerty [8]	48,179	*
Isaiah Harris, Jr. [9]	9,494	*
Don J. McGrath [10]	1,955	*
Cheryl E. Mayberry McKissack [11]	15,382	*
Neil J. Metviner	—	*
Stephen P. Nachtsheim [12]	30,006	*
Mary Ann O’Dwyer [13]	16,676	*
Martyn R. Redgrave [14]	22,225	*
All directors, nominees and executive officers as a group (18 persons) [15]	867,181	1.67

*	Less than 1 percent.

1	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2008, reporting beneficial ownership as of December 31, 2007 by Barclays Global Investors, NA., (4,397,258 shares, 3,874,436 shares to which it holds sole voting power), Barclays Global Fund Advisors (1,757,664 shares), Barclays Global Investors, Ltd. (290,750 shares, 248,649 shares to which it holds sole voting power), Barclays Global Investors Japan Limited (80,853 shares), and Barclays Global Investors Canada Limited (15,375 shares). These entities report their ownership as a group and are, collectively, the beneficial owners of 6,541,900 shares of common stock.

2	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2008, reporting beneficial ownership as of December 31, 2007 by State Street Bank and Trust Company.

3	Includes 185,733 shares receivable upon the exercise of options that will become exercisable within 60 days, and 98,838 shares of restricted stock.

4	Includes 19,300 shares receivable upon the exercise of options that will become exercisable within 60 days, and 17,687 shares of restricted stock.

5	Includes 127,925 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, and 14,130 shares of restricted stock.

6	Includes 54,903 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, and 16,350 shares of restricted stock.

7	Includes 14,484 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, and 5,630 shares of restricted stock.

8	Includes 4,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, 1,320 shares of restricted stock, 32,727 shares held by the Haggerty Family Trust, and 7,861 restricted stock units received in lieu of director’s fees pursuant to the deferral option under the Deluxe Corporation Non-Employee Director Stock and Deferral Plan (the “Director Plan”).

9	Includes 1,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, 1,320 shares of restricted stock, and 3,903 restricted stock units received in lieu of director’s fees pursuant to the deferral option under the Director Plan.

10	Includes 955 restricted stock units received in lieu of director’s fees pursuant to the deferral option under the Director Plan.

11	Includes 4,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, and 1,320 shares of restricted stock.

12	Includes 4,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, 1,320 shares of restricted stock, 2,000 shares held by the Nachtsheim Family Trust and 17,029 restricted stock units received in lieu of director’s fees pursuant to the deferral option under the Director Plan.

13	Includes 2,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, 1,320 shares of restricted stock, and 10,085 restricted stock units received in lieu of director’s fees pursuant to the deferral option under the Director Plan.

14	Includes 4,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, 1,320 shares of restricted stock, and 11,634 restricted stock units received in lieu of director’s fees pursuant to the deferral option under the Director Plan.

15	Includes 477,031 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, 182,281 shares of restricted stock, and 51,467 restricted stock units received in lieu of directors’ fees pursuant to the deferral option under the Director Plan.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related regulations, require Deluxe’s directors and executive officers, and any persons holding more than ten percent of Deluxe’s common stock (collectively, “Reporting Persons”), to report their initial ownership of Deluxe securities and any subsequent changes in that ownership to the Securities and Exchange Commission. Based on our review of the reports filed and written representations submitted by the Reporting Persons, we believe that all Reporting Persons timely filed all required Section 16(a) reports for the most recent fiscal year.
ITEM 1: ELECTION OF DIRECTORS
Nominees for Election
          There are currently ten individuals serving on the Board of Directors. As of the date of the meeting the Board has set the size of the Board at ten directors and recommends that the ten individuals presented on the following pages be elected to serve on the Board until the 2009 annual meeting of shareholders. All of the nominees are current directors. In addition, with the exception of Mr. Schram, who serves as Deluxe’s CEO and therefore cannot be deemed independent, all nominees have been determined by the Board to meet the independence standards of the New York Stock Exchange (see the discussion of Director Independence in the “BOARD STRUCTURE AND GOVERNANCE” section of this proxy statement).

          Each of the ten individuals listed has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

RONALD C. BALDWIN	Age 61
Director Since June 2007

Vice Chairman (Retired), Huntington Bancshares Inc.

Mr. Baldwin served as Vice Chairman of Huntington Bancshares Inc. from April 2001 until his retirement in December 2006. Huntington is a regional bank holding company, and Mr. Baldwin was responsible for overseeing Huntington’s regional banking line of business, which provided both commercial and retail financial products and services through nearly 400 regional banking offices. Mr. Baldwin is a 35-year veteran of the banking and financial services industry.

CHARLES A. HAGGERTY	Age 66
Director Since December 2000
Chairman (Retired), Western Digital Corporation

Mr. Haggerty was Chairman of the Board of Western Digital Corporation from July 1993 until his retirement in June 2000. Mr. Haggerty was also Chief Executive Officer of Western Digital from July 1993 to January 2000, and was President from June 1992 to July 1993. Western Digital is a manufacturer of hard disk drives. Mr. Haggerty is also a director of Beckman Coulter, Inc., Pentair, Inc., Imation Corp and LSI Corporation.

ISAIAH HARRIS, JR.	Age 55
Director Since August 2004
President (Retired), BellSouth Advertising & Publishing Group

Prior to the December 29, 2006, acquisition of BellSouth Corporation (“BellSouth”) by AT&T Corp., Mr. Harris served as President of BellSouth Advertising & Publishing Group (“A&P”), a subsidiary of BellSouth, a position he assumed in December 2004. A&P was responsible for the marketing and publishing of The Real Yellow Pages® from BellSouth, and included BellSouth Advertising & Publishing Corporation, The Berry Company, Stevens Graphics and IntelliVentures. Mr. Harris also was responsible for the corporation’s Asian and South American wireless telecommunications operations. Effective February 7, 2007, Mr. Harris resigned from AT&T. He joined BellSouth in 1997, and during his tenure there held various executive positions, including President of BellSouth Enterprises from January to December 2004, President of Consumer Services from September 2000 to December 2003, and Vice President of Finance from January to September 2000. Mr. Harris also serves as a director of CIGNA Corporation.

DON J. McGRATH	Age 59
Director Since June 2007
Chairman and Chief Executive Officer, BancWest Corporation

BancWest is a $70 billion bank holding company serving nearly four million households and businesses, and is a wholly-owned subsidiary of BNP Paribas, a European leader in banking and financial services. Mr. McGrath has served as BancWest’s Chairman and CEO since January 2005 and as a director since 1998. Prior to becoming CEO, he served as BancWest’s President and Chief Operating Officer, from November 1998 to December 2004. Mr. McGrath served as CEO of Bank of the West from 1996 through the end of 2007 and currently serves as Chairman of the Bank of the West and Vice Chairman of First Hawaiian Bank, both of which are subsidiaries of BancWest. In 2008, Mr. McGrath received a Presidential appointment to the President’s Council on Financial Literacy. He has nearly 40 years of experience in the banking and financial services industry.

CHERYL E. MAYBERRY McKISSACK	Age 52
Director Since December 2000
President and Chief Executive Officer, Nia Enterprises, LLC

Nia Enterprises, LLC is an interactive communications company for research services and diversity marketing, which Ms. Mayberry McKissack founded in 2000. From November 1997 to November 2000, Ms. Mayberry McKissack served as Senior Vice President and General Manager of worldwide sales and marketing for Open Port Technology, Inc., a provider of Internet infrastructure messaging solutions. Ms. Mayberry McKissack also serves as a director of Private Bancorp, Inc.

NEIL J. METVINER	Age 49
Director Since June 2007
Executive Vice President and President, Global Mailstream, Europe, Pitney Bowes, Inc.

Mr. Metviner joined Pitney Bowes in 2000, and maintains full oversight responsibility for the company’s European mailing operations. Serving over two million customers worldwide – from the largest global enterprise to the smallest home office – Pitney Bowes is a global mailstream technology company, offering hardware, software and services to help companies optimize the flow of physical and electronic mail, documents and packages across their operations.

STEPHEN P. NACHTSHEIM	Age 63
Director Since November 1995
Non-Executive Chairman of Deluxe and Vice President (Retired), Intel Corporation

In November 2005, Mr. Nachtsheim was appointed Non-Executive Chairman of the Board of Deluxe. Prior to that, he served as the Board’s Lead Independent Director, a role he had assumed in December 2003. Mr. Nachtsheim was a Corporate Vice President of Intel Corporation, a designer and manufacturer of integrated circuits, microprocessors and other electronic components, and the co-director of Intel Capital from 1998 until his retirement in August 2001.

MARY ANN O’DWYER	Age 52
Director Since October 2003
Senior Vice President — Finance and Operations and Chief Financial Officer, Wheels, Inc.

Ms. O’Dwyer joined Wheels, Inc. in 1991 and has been their Chief Financial Officer since 1994. She also has held the position of Senior Vice President – Finance and Operations since 2000. Wheels, Inc. is a major provider of automotive fleet management services. Ms. O’Dwyer also serves as a director of Wheels, Inc.

MARTYN R. REDGRAVE	Age 55
Director Since August 2001
Executive Vice President and Chief Administrative Officer, Limited Brands, Inc.

Mr. Redgrave has been serving as Executive Vice President and Chief Administrative Officer of Limited Brands, Inc., since March 2005, and also served as Chief Financial Officer from January 2006 to May 2007. Limited Brands is one of the world’s leading personal care, beauty, intimate apparel and apparel specialty retailers. Prior to joining Limited Brands, Mr. Redgrave served for eleven years as the Executive Vice President-Finance and Chief Financial Officer of Carlson Companies, Inc., a worldwide provider of hospitality, travel and marketing services.

LEE J. SCHRAM	Age 46
Director Since May 2006
Chief Executive Officer of Deluxe

Mr. Schram became CEO of Deluxe Corporation on May 1, 2006. Prior to joining Deluxe, Mr. Schram served as senior vice president of NCR Corporation’s Retail Solutions Division, with responsibilities for NCR’s global retail store automation and point-of-sale solutions business, including development, engineering, marketing, sales, and support functions. Mr. Schram began his professional career with NCR Corporation in 1983, where he held a variety of positions of increasing responsibility that included both domestic and international assignments. From September 2000 to January 2002, he served as chief financial officer for the Retail and Financial Group. Thereafter, he became vice president and general manager of Payment and Imaging Solutions in NCR’s Financial Services Division, a position he held until March 2003, when he became senior vice president of the Retail Solutions Division.
          The Board of Directors recommends that you vote FOR the election of each nominee named above.
BOARD STRUCTURE AND GOVERNANCE
Board Oversight and Director Independence
          Deluxe’s business, property and affairs are managed under the general direction of our Board of Directors. In providing this oversight, the Board adheres to a set of Corporate Governance Guidelines designed to ensure that the Board has access to relevant information, and is structured and operates in a manner allowing it to exercise independent business judgment. The complete text of Deluxe’s Corporate Governance Guidelines is posted on the Investor Relations page of the Investors section of our website at www.deluxe.com under the “Corporate Governance” caption.
          A critical component of our corporate governance philosophy is that a majority of our directors, and preferably a substantial majority, be individuals who meet strict standards of independence, meaning that they have no relationship with Deluxe, directly or indirectly, that could impair their ability to make objective and informed judgments regarding all matters of significance to Deluxe and its shareholders. The listing standards of the New York Stock Exchange (“NYSE”) require that a majority of our directors be independent, and that our Corporate Governance, Audit and Compensation Committees be comprised entirely of independent directors. In order to be deemed independent, a director must be determined by the Board to have no material relationship with Deluxe other than as a director. In accordance with the NYSE listing standards, our Board has adopted formal Director Independence Standards setting forth the specific criteria by which the independence of our directors will be determined, including restrictions on the nature and extent of any affiliations directors and their immediate family members may have with Deluxe, its independent registered public accounting firm, or any commercial or not-for-profit entity with which Deluxe has a relationship. Consistent with regulations of the Securities and Exchange Commission (“SEC”), our Director Independence Standards also prohibit Audit Committee members from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from Deluxe, other than in their capacity as Board or committee members. The complete text of our Director Independence Standards is posted on the Investor Relations page of the Investors section of our website at www.deluxe.com under the “Corporate Governance” caption.
          The Board has determined that every director and nominee, with the exception of Mr. Schram, satisfies our Director Independence Standards. The Board also has determined that every member of its Corporate Governance, Audit and Compensation Committees is an independent director.

Related Party Transaction Policy and Procedures
          The Board maintains written procedures under which the Corporate Governance Committee is responsible for reviewing potential or actual conflicts of interest, including any proposed related party transactions and interlocking relationships between executives and Board members. The Committee will determine whether any such potential or actual conflicts would require disclosure under securities laws, cause a director to be disqualified from being deemed independent, or cause a transaction being considered by the Board to be voidable if the conflict were not disclosed. The Committee also will consider whether the proposed transaction would result in a violation of any law or be inappropriate in light of the nature and magnitude of any interest of the director or executive in the entity or transaction giving rise to the potential conflict.
          The Committee may take those actions it deems necessary, with the assistance of any advisors it deems appropriate, in considering potential conflicts of interest. While it is expected that in most instances the Committee can make the necessary determination, where required by state law or due to the significance of the issue, the matter will be referred to the full Board for resolution.
Meetings and Committees of the Board of Directors
          There were seven meetings of the Board of Directors in 2007, six of which were regular meetings. Each director attended, in person or by telephone, at least 75 percent of the aggregate of all meetings of the Board and its committees on which he or she served during the year. It is our policy that directors attend our annual shareholder meetings and all such directors are expected to be in attendance at this year’s meeting. Seven of the eight directors then serving on the Board attended last year’s annual meeting of shareholders.
          The Board of Directors has four standing committees:
•	Audit Committee;

•	Compensation Committee;

•	Corporate Governance Committee; and

•	Finance Committee.
          Each of the Board committees has a written charter, approved by the Board, establishing the authority and responsibilities of the committee. Each committee’s charter is posted on the Investor Relations page of the Investors section of our website at www.deluxe.com under the “Corporate Governance” caption. A copy of each charter is available in print free of charge to any shareholder who submits a request to: Corporate Secretary, Deluxe Corporation, 3680 Victoria Street North, Shoreview, Minnesota 55126.
          The following tables provide a summary of each committee’s responsibilities, the number of meetings held by each committee during the last fiscal year and the names of the directors currently serving on the committee.
Audit Committee

Responsibilities
•    Appoints and replaces the independent registered public accounting firm, subject to ratification by our shareholders, and oversees the work of the independent registered public accounting firm.
•    Pre-approves all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm, including related fees.
•    Reviews and discusses with management and the independent registered public accounting firm our annual audited financial statements and recommends to the Board whether the audited financial statements should be included in Deluxe’s Annual Report on Form 10-K.
•    Reviews and discusses with management and the independent registered public accounting firm our quarterly financial statements and the associated earnings news releases.
•    Reviews and discusses with management and the independent registered public accounting firm significant reporting issues and judgments relating to the preparation of our financial statements, including the adequacy of internal controls.
Number of meetings in 2007: 10 Directors who serve on the committee: Martyn R. Redgrave, Chair Ronald C. Baldwin Isaiah Harris, Jr. Cheryl E. Mayberry McKissack Mary Ann O’Dwyer

•    Reviews and discusses with the independent registered public accounting firm our critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, and other material written communications between the independent registered public accounting firm and management.
•    Oversees the work of our internal auditors.
•    Reviews the effectiveness of Deluxe’s legal and ethical compliance programs and maintains procedures for receiving, retaining and handling complaints by employees regarding accounting, internal controls and auditing matters.

Compensation Committee

Responsibilities
•    Develops our executive compensation philosophy.
•    Evaluates and recommends incentive compensation plans for executive officers and other key managers, and all equity-based compensation plans, and oversees the administration of these and other employee compensation and benefit plans.
•    Reviews and approves corporate goals and objectives relating to the CEO’s compensation, leads an annual evaluation of the CEO’s performance in light of those goals and objectives, and determines, in conjunction with the Board, the CEO’s compensation based on this evaluation.
•    Reviews and approves other executive officers’ compensation.
•    Establishes and certifies attainment of incentive compensation goals and performance measurements applicable to our executive officers.
Number of meetings in 2007: 6 Directors who serve on the committee: Charles A. Haggerty, Chair Don J. McGrath Neil J. Metviner Stephen P. Nachtsheim
Corporate Governance Committee

Responsibilities
•    Reviews and recommends the size and composition of the Board, including the mix of management and independent directors.
•    Establishes criteria and procedures for identifying and evaluating potential Board candidates.
•    Reviews nominations received from the Board or shareholders, and recommends candidates for election to the Board.
•    Establishes policies and procedures to ensure the effectiveness of the Board, including policies regarding term limits, review of qualifications of incumbent directors, and conflicts of interest.
•    Establishes guidelines for conducting Board meetings.
•    Oversees the annual assessment of the Board’s performance.
•    In consultation with the Compensation Committee, reviews and recommends to the Board the amount and form of all compensation paid to directors.
•    Recommends to the Board the size, composition and responsibilities of all Board committees.
•    Reviews and recommends candidates for key executive officer positions and monitors management succession plans.
•    Develops and recommends corporate governance guidelines, policies and procedures.
Number of meetings in 2007: 4 Directors who serve on the committee: Cheryl E. Mayberry McKissack, Chair Isaiah Harris, Jr. Don J. McGrath Stephen P. Nachtsheim

Finance Committee

Responsibilities
•    Evaluates acquisitions, divestitures and capital projects in excess of $5 million, and reviews other material financial transactions outside the scope of normal on-going business activity.
•    Reviews and approves the Company’s annual financing plans, as well as credit facilities maintained by the Company.
•    Reviews and recommends policies concerning corporate finance matters, including capitalization, investment of assets and debt/equity guidelines.
•    Reviews and recommends dividend policy and approves declarations of regular shareholder dividends.
•    Reviews and makes recommendations to the Board regarding financial strategy and proposals concerning the sale, repurchase or split of Deluxe securities.
Number of meetings in 2007: 6 Directors who serve on the committee: Mary Ann O’Dwyer, Chair Ronald C. Baldwin Charles A. Haggerty Neil J. Metviner Martyn R. Redgrave
Corporate Governance Principles
          As indicated above, our Board has adopted a set of Corporate Governance Guidelines to assist it in carrying out its oversight responsibilities. These Guidelines address a broad range of topics, including director qualifications, director nomination processes, term limits, Board and committee structure and process, Board evaluations, director education, CEO evaluation, management succession planning and conflicts of interest. The complete text of the Guidelines is posted on the Investor Relations page of the Investors section of our website at www.deluxe.com under the “Corporate Governance” caption. A copy of the Guidelines is available in print free of charge to any shareholder who submits a request to: Corporate Secretary, Deluxe Corporation, 3680 Victoria Street North, Shoreview, Minnesota 55126.
Code of Ethics and Business Conduct
          All of our directors and employees, including our CEO, Chief Financial Officer, Chief Accounting Officer and other executives, are required to comply with our Code of Ethics and Business Conduct (“Code of Ethics”) to help ensure that our business is conducted in accordance with the highest legal and ethical standards. Our Code of Ethics requires strict adherence to the letter and spirit of all laws and regulations applicable to our business and covers all areas of professional conduct, including customer relationships, respect for co-workers, conflicts of interest, insider trading, the integrity of our financial recordkeeping and reporting, and the protection of our intellectual property and confidential information. Employees are required to bring any violations and suspected violations of the Code of Ethics to Deluxe’s attention through management or Deluxe’s law department, or by using our confidential compliance hotline.
          The full text of our Code of Ethics is posted on the Investor Relations page of the Investors section of our website at www.deluxe.com under the “Corporate Governance” caption. The Code of Ethics is available in print free of charge to any shareholder who submits a request to: Corporate Secretary, Deluxe Corporation, 3680 Victoria Street North, Shoreview, Minnesota 55126.
Board Composition and Qualifications
          Our Corporate Governance Committee oversees the process for identifying and evaluating candidates for the Board of Directors. Directors and nominees for director should have diverse backgrounds and possess the qualifications, experience and knowledge to enable them to contribute effectively to the evaluation of our business strategies and to the Board’s oversight role. The Corporate Governance Committee believes that a predominance of Board members should have a background in business and should include both actively employed and retired senior corporate officers, and that directors should range in age so as to maintain a sound balance of board tenure and experience, as well as staggered retirement dates.
          The Board of Directors has established the following specific guidelines for nominees to the Board:
•	A majority of the Board must be comprised of independent directors, the current standards for which are discussed above under “Board Oversight and Director Independence.”

•	As a general rule, non-employees should not be nominated for re-election to the Board after their 72nd birthday or having served for 12 years from their initial election to the Board, although the Board retains the ability to grant exemptions to these limits where it determines that such an exemption will serve the interests of Deluxe and its shareholders.

•	A non-employee director who ceases to hold the employment position held at the time of election to the Board, or who has a significant change in position, should offer to resign. The Corporate Governance Committee will then consider whether the change of status is likely to impact the director’s qualifications and make a recommendation to the Board as to whether the resignation should be accepted.

•	Management directors who terminate employment with Deluxe should offer to resign. The Board will then decide whether to accept the director’s resignation, provided that no more than one former CEO should serve on the Board at any one time.
          Other selection criteria used to evaluate potential candidates may include successful senior level business management experience or experience that fulfills a specific need, prior experience and proven accomplishment as a director of a public company, commitment to attending Board and committee meetings, a reputation for honesty and integrity, interest in serving the needs of shareholders, employees and communities in which we operate, and compatibility with existing directors.
Director Selection Process
          All Board members are elected annually by our shareholders, subject to the Board’s right to fill vacancies in existing or new director positions on an interim basis. Based on advice from the Corporate Governance Committee, each year the Board will recommend a slate of directors to be presented for election at the annual meeting of shareholders.
          The Corporate Governance Committee will consider candidates submitted by members of the Board and our shareholders, and the Committee will review such candidates in accordance with our bylaws and applicable legal and regulatory requirements. Candidates nominated by shareholders are evaluated in accordance with the same criteria and using the same procedures as candidates submitted by Board members or the CEO.
          When a vacancy or a new position on the Board needs to be filled, the CEO, in consultation with the Chair of the Corporate Governance Committee, will draft a profile of the candidate he or she believes would provide the most meaningful contributions to the Board as a whole. The profile will be submitted to the Corporate Governance Committee for approval. In order to properly staff its various committees and support its succession planning initiatives, the Board currently believes that a Board consisting of nine to eleven directors is the optimal size. The Corporate Governance Committee has made it a practice in recent years to engage third-party search firms to assist it in identifying suitable candidates. The firms selected, as well as the specific terms of the engagement, are based on the specific search criteria established by the Committee. Members of the Board also are given the opportunity to submit names of potential candidates based on the profile developed. Each candidate will be subject to an initial screening process after which the Corporate Governance Committee will select the candidates that it wishes to interview. The Chair of the Board, CEO and at least a majority of the Corporate Governance Committee will interview each candidate and, concurrently with the interviews, the candidate will confirm his or her availability for regularly scheduled Board and committee meetings. The Committee will also assess each candidate’s potential conflicts of interest. The Committee will review the interviewers’ reports and recommendations, and make the final determination as to which candidates will be recommended for election to the Board. Depending on when suitable candidates are identified, the Board may decide to appoint a new director to serve on the Board until the next annual meeting of shareholders.
          Our bylaws stipulate that if a shareholder wishes to nominate a candidate at the annual meeting of shareholders, the shareholder must give written notice of the nomination to our CEO or Corporate Secretary no later than the deadline for submitting shareholder proposals for the applicable annual meeting. The shareholder must attend the meeting with the candidate and propose the candidate’s nomination for election to the Board at the meeting. The shareholder’s notice must set forth as to each nominee: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the number of shares of our stock owned by the person, (4) the written and acknowledged statement of the person that such person is willing to serve as a director, and (5) any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if the candidate had been nominated by or on behalf of the Board. No shareholders submitted director nominations in connection with this year’s meeting. Any shareholders desiring to present a candidate at the 2009 annual meeting of shareholders must do so prior to November 10, 2008.
Non-Executive Chairman; Executive Sessions
          Mr. Nachtsheim is the Non-Executive Chairman of the Board and is expected to serve until such time as a new Chair is elected by the Board. He has been re-nominated to a thirteenth term on the Board to provide continuity in the Chairman position in light of the recent addition of several new Board members, and to minimize the risk of distraction from a change in the Board leadership as Mr. Schram continues to transition into his role as CEO. Mr. Nachtsheim’s duties include moderating meetings or executive sessions of the independent directors and acting as the principal liaison between the independent directors and the CEO with respect to Board governance issues. Our independent directors make it a practice to meet in executive session without management present at each Board meeting. Likewise, all Board committees regularly meet in executive session without management.
Communications with Directors
          Any interested party having concerns about our governance or business practices, or otherwise wishing to communicate with our independent directors, may submit their concerns in writing to the Non-Executive Chairman of the Board or the independent directors as a group in the care of the office of: Corporate Secretary, Deluxe Corporation, 3680 Victoria Street North, Shoreview, Minnesota 55126.
Audit Committee Expertise; Complaint-Handling Procedures
          In addition to meeting the independence requirements of the NYSE and the SEC, all members of the Audit Committee have been determined by the Board to meet the financial literacy requirements of the NYSE’s listing standards. The Board also has determined that at least one member of the Audit Committee, including Martyn Redgrave, the Committee Chair, is an “audit committee financial expert” as defined by SEC regulations.
          In accordance with federal law, the Audit Committee has adopted procedures governing the receipt, retention and handling of complaints regarding accounting and auditing matters. These procedures include a means for employees to submit concerns on a confidential and anonymous basis, through Deluxe’s compliance hotline.
Compensation Committee Processes and Procedures
          The authority and responsibilities of the Compensation Committee are governed by its charter, a copy of which can be found on Deluxe Corporation’s website at www.deluxe.com, together with applicable laws, rules, regulations and NYSE listing standards.
          The Compensation Committee is authorized to review and approve corporate goals and objectives related to the CEO’s compensation, lead the Board’s evaluation of the CEO’s performance in light of those goals and objectives, and determine the CEO’s compensation based on the evaluation and input from the Board as a whole. The Committee is expected to engage the entire Board in its evaluation of the CEO’s performance and appropriate level of compensation.
          The Committee also reviews and approves each executive officer’s base pay and incentive compensation levels, stock ownership targets, employment-related agreements and any special benefit plans or programs for executives. As part of this responsibility, the Committee evaluates and makes recommendations to the Board regarding the Company’s compensation philosophy and structure, the design of incentive compensation plans in which executives participate and all equity plans. It establishes incentive compensation goals and performance measurements for executives and determines the levels of achievement of each executive relative to the goals and measurements. Subject to limits imposed by the plans, applicable law and the Board, the Committee also oversees administration of equity-based plans, deferred compensation plans, benefit plans, retirement and Employee Retirement Income Security Act (“ERISA”) excess plans, and also is responsible for determining the formula used to calculate contributions to the company’s current profit sharing plan. The Committee has delegated to management committees the responsibility to administer broad-based benefit plans and the responsibility to oversee investment options and management of retirement and deferred compensation programs.
          Although matters of director compensation ultimately are the responsibility of the full Board, the Compensation Committee works in conjunction with the Board’s Corporate Governance Committee and its independent compensation consultants in evaluating director compensation levels, making recommendations regarding the structure of director compensation, and developing a director pay philosophy that is aligned with the interests of the Company’s shareholders.
          The Committee has the authority to engage compensation consultants to assist it in conducting the activities within its general scope of responsibility. Since 2001, the committee has retained Watson Wyatt Worldwide, Inc. as its independent consultant. The Committee has the sole authority to retain, terminate and approve the fees of a compensation consultant for the purpose of assisting in the evaluation of director, CEO and executive compensation.

Compensation Committee Interlocks and Insider Participation
          The Compensation Committee is comprised entirely of independent directors. No member of the Compensation Committee has been an officer or employee of Deluxe. None of our executives serve as a member of the Compensation Committee of any other company that has an executive serving as a member of the Deluxe Board of Directors. None of our executives serve as a member of the board of directors of any other company that has an executive serving as a member of the Compensation Committee.
Non-Employee Director Compensation
          Directors who are employees of Deluxe do not receive compensation for their service on the Board other than their compensation as employees. Non-employee directors each receive a $50,000 annual Board retainer, payable quarterly. For 2007, the Non-Executive Chairman received an incremental $100,000 annual retainer, payable quarterly.
          In order to fairly compensate non-employee directors for their service on Board committees, the elements and responsibilities of which will fluctuate from time to time, committee members are paid fees for each committee meeting attended, with the chair of each committee also receiving an annual retainer for serving as the chair.
          For 2007, the committee fee structure was as follows:

	Audit Committee	Other Standing Committees
	($)	($)
Chair Retainer	15,000	5,000
In-Person Meeting Attendance	2,000	1,500
Telephonic Meeting Attendance	1,000	750
          Non-employee directors also receive $1,500 for each approved site visit and director education program attended, up to a maximum of five per year, in the aggregate. Directors also may receive additional compensation for the performance of duties assigned by the Board or its committees that are considered beyond the scope of the ordinary responsibilities of directors or committee members.
          Deluxe maintains a Non-Employee Director Stock and Deferral Plan (the “Director Plan”), which was approved by shareholders as part of Deluxe’s 2000 Stock Incentive Plan, as amended (the “Stock Incentive Plan”). The purpose of the Director Plan is to provide an opportunity for non-employee directors to increase their ownership of Deluxe’s common stock and thereby align their interest in the long-term success of Deluxe with that of other shareholders. Under the Director Plan, each non-employee director may elect to receive, in lieu of cash retainers and fees, shares of Deluxe common stock. The shares of common stock receivable pursuant to the Director Plan are issued quarterly or, at the option of the director, credited to the director in the form of deferred restricted stock units. These restricted stock units vest and are converted into shares of common stock on the earlier of the tenth anniversary of February 1st of the year following the year in which the non-employee director ceases to serve on the Board or such other objectively determinable date as is elected by the director in his or her deferral election (for example, upon termination of service as a director). Each restricted stock unit entitles the holder to receive dividend equivalent payments equal to the dividend payment on one share of common stock. Any restricted stock units issued pursuant to the Director Plan will vest and be converted into shares of common stock in connection with certain defined changes of control of Deluxe. All shares of common stock issued pursuant to the Director Plan are issued under Deluxe’s Stock Incentive Plan and must be held by the non-employee director for a minimum period of six months from the date of issuance.
          Under the terms of the Stock Incentive Plan, non-employee directors also are eligible to receive other equity-based awards to further align their interests with shareholders and assist them in achieving and maintaining their established share ownership targets. Any stock options granted to non-employee directors must have an exercise price equal to the fair market value of Deluxe’s common stock on the date of grant, and no more than 5,000 options may be granted to a non-employee director in any one year. Non-employee directors did not receive any option grants in 2007, but each non-employee director re-elected to the Board at last year’s annual meeting did receive a grant of 1,320 shares of restricted stock on April 25, 2007, with an approximate grant date value of $50,000, which shares vest one year from the grant date. Equity grants to directors are determined by the Compensation Committee, in consultation with the Corporate Governance Committee, as required by the Board’s governance processes.

          Non-employee directors who were elected to the Board prior to October 1997 also are eligible for certain retirement payments under the terms of a Board retirement plan that has since been replaced by the Director Plan. Under this predecessor plan, non-employee directors with at least five years of Board service who retire, resign or otherwise are not nominated for re-election are entitled to receive an annual payment equal to the annual Board retainer in effect on July 1, 1997 ($30,000 per year) for the number of years during which he or she served on the Board prior to October 31, 1997. As a result, no further benefits are accruing under this plan. In calculating a director’s eligibility for benefits under this plan, partial years of service are rounded up to the nearest whole number. Retirement payments do not extend beyond the lifetime of the retiree and are contingent upon the retiree’s remaining available for consultation with management and refraining from engaging in any activity in competition with Deluxe. Mr. Nachtsheim is the only current director eligible for benefits under this plan.
          The following table summarizes the compensation earned by each non-employee director during 2007.
DIRECTOR COMPENSATION

	Fees Earned or	Stock	Option	All Other
	Paid in Cash[1]	Awards[2]	Awards[3]	Compensation[4]	Total
Name	($)	($)	($)	($)	($)
Ronald C. Baldwin[5]	39,500	0	0	0	39,500
T. Michael Glenn[6]	31,750	42,262	2,042	651	76,705
Charles A. Haggerty	73,000	71,540	2,874	2,693	150,107
Isaiah Harris, Jr.	70,000	76,313	2,042	2,777	151,132
William A. Hawkins, III[7]	44,250	76,246	2,874	2,447	125,817
Cheryl E. Mayberry McKissack	77,500	71,540	2,874	2,693	154,607
Don J. McGrath[5]	31,000	0	0	0	31,000
Neil J. Metviner[5]	35,500	0	0	0	35,500
Stephen P. Nachtsheim	165,000	71,540	2,874	2,693	242,107
Mary Ann O’Dwyer	75,750	71,540	2,874	2,693	152,857
Martyn R. Redgrave	89,000	71,540	2,874	2,693	166,107

1	Under the Non-Employee Director Stock and Deferral Plan (the “Director Plan”), directors may elect to receive their fees in the form of stock, including the right to defer such stock into restricted stock units. Amounts reflected are the total fees earned by the directors, including amounts elected to be received in the form of stock or restricted stock units.

2	Amounts in the table reflect dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 123(R), Share-Based Payment. As a result, amounts reported may reflect expense recognized in 2007 with respect to awards made in prior years. Each director then serving on the Board received a restricted stock grant of 1,320 shares on April 25, 2007, which shares vest one year from the date of grant. The grant date value of the April 2007 grants was approximately $50,000. As of December 31, 2007, the following board members each held 1,320 shares of restricted stock: Haggerty, Harris, Mayberry McKissack, Nachtsheim, O’Dwyer and Redgrave.

3	No options were granted to the non-employee directors in 2007. Amounts in the table reflect dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123(R), for options granted in prior years. As of December 31, 2007, the number of outstanding options held by each director was as follows: T. Michael Glenn, 1,000; Charles A. Haggerty, 4,000; Isaiah Harris, Jr., 1,000; William A. Hawkins, III, 2,000; Cheryl E. Mayberry McKissack, 4,000; Stephen P. Nachtsheim, 6,000; Mary Ann O’Dwyer, 2,000, and Martyn R. Redgrave, 4,000. All outstanding options expire seven years from the grant date, vest in equal 1/3 increments on each of the first three anniversaries of the grant date, and carry exercise prices equal to the closing price of the Company’s common stock on the grant date.

4	Amounts reflect dividends paid in 2007 on unvested restricted stock awards.

5	Messrs. Baldwin, Metviner and McGrath were elected to the Board on July 1, 2007.

6	Mr. Glenn retired from the Board on April 25, 2007.

7	Mr. Hawkins retired from the Board on August 23, 2007.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
          The following discussion should be read in conjunction with the various tables and accompanying narrative disclosure appearing in this proxy statement. Those tables and narrative provide more detailed information regarding the compensation and benefits awarded to, earned by, or paid to our Chief Executive Officer (“CEO”) and the other executive officers named in the Summary Compensation Table appearing on page 28 (collectively the “Named Executive Officers”), as well as the plans in which such officers are eligible to participate.
Compensation Objectives and Philosophy
          Deluxe is committed to providing executive compensation that attracts, motivates and retains the best possible executive talent for the benefit of our shareholders, supports Deluxe’s business objectives, and aligns the interests of the executive officers, including our Named Executive Officers, with the long-term interests of our shareholders. We believe these objectives are achieved by:
•	Continually evaluating the competitiveness of our compensation programs relative to comparable organizations;

•	Emphasizing performance-based pay through annual incentive opportunities that are based on the achievement of specific business objectives (i.e., pay for performance);

•	Providing equity-based incentives that promote the creation of long-term shareholder value;

•	Delivering a significant portion of total compensation through performance-based pay linked to financial results and shareholder return; and

•	Ensuring that the Named Executive Officers hold meaningful equity stakes in Deluxe.
Roles of Committee, Outside Compensation Advisors and Management in Compensation Decisions
          The Deluxe compensation program is designed to align all components of pay opportunity (base pay, annual incentive pay, long-term incentive pay, and benefits) at or near the median of the market, for each component and as a whole, and reward performance that meets or exceeds performance goals that are established, reviewed and approved each year by the Compensation Committee of the Board of Directors (sometimes referred to in this section as the “Committee”). In arriving at the appropriate levels of pay and incentive opportunities, the Committee also considers the overall cost of the compensation program so as to achieve proper balance between the need to reward employees and to deliver returns to Deluxe’s shareholders. Accordingly, the Committee annually reviews the proportion of operating income used to reward employee performance through incentive plan payments.
          The Committee has responsibility for guiding our executive compensation philosophy and overseeing the design of executive compensation programs. The Committee also recommends the compensation to be paid to the CEO (with approval from the full Board of Directors) and reviews and approves the compensation paid to other executive officers. The Committee is composed entirely of “independent directors” as defined by the New York Stock Exchange corporate governance rules.

          The Committee has engaged, and regularly meets with, an independent compensation consultant regarding executive compensation levels and practices. Watson Wyatt Worldwide, Inc. has served as the Committee’s independent consultant since 2001. This consultant is deemed independent in that it is selected by and reports directly to the Committee with its primary contact being the Chair of the Committee. Watson Wyatt did not provide to the Company any consulting services on subjects other than executive compensation during 2007.
          Management supports the work of the Committee and its independent consultant by providing company information and data, as requested. Company executives also make recommendations with respect to incentive plan targets in the context of management’s business and operational plans. The CEO attends each Committee meeting, meets with the Committee and independent consultant as necessary to discuss business strategy, and also meets with the Committee annually to discuss each executive’s individual performance and make recommendations on incentive awards and adjustments to base salary for those executives. The Board’s non-employee directors evaluate the CEO each year and the Committee provides advice to the Board regarding the CEO’s compensation based on that evaluation and current market data provided by the independent consultants.
Competitive Market Review
          For 2007, the Committee commissioned Watson Wyatt to provide a competitive market review of Deluxe’s executive compensation program in comparison to relevant benchmarks. The data presented by Watson Wyatt was used for analyzing each pay component; the mix of base pay, annual incentive compensation, and long-term incentive values for the Named Executive Officers; and other benefit-related decisions. Based on the recommendation of its compensation consultant, the Committee reviewed two benchmarks for assessing executive pay at Deluxe: published survey data representing companies similar in size to Deluxe, and companies comprising the S&P Mid-Cap 400. The Committee endorsed the use of the S&P Mid-Cap 400 for executive pay analysis based on the fact that Deluxe is a member of the S&P Mid-Cap 400 index, together with its conclusion that this index is representative of companies similar to Deluxe in terms of market capitalization, revenue, and total assets. In addition to using the S&P Mid-Cap 400, market data is drawn from multiple published surveys of broader general industry practices, with a particular focus on industrial companies with revenues comparable to Deluxe. Three survey sources were combined to create the published survey benchmark. The three surveys were: 2007/2008 Watson Wyatt Top Management Survey; 2007 Mercer Executive Compensation Survey; and 2007 Towers Perrin Executive Compensation Survey. The S&P Mid-Cap 400 benchmark data is based on proxy statement disclosures for the index companies’ Named Executive Officers, and the published surveys provide data for the Named Executive Officers and broader executive leadership team.
Executive Officer Compensation Program
          In constructing an overall compensation program, the Committee balances those components that are guaranteed (such as salary and benefits) against components that are “at risk” and require the achievement of certain levels of performance. The Committee also strives for a balance between compensation tools that reward the executives for the achievement of short-term goals, while also focusing on the long-term growth of the Company. Compared to Deluxe’s general employee population, the Committee believes that executives, including the Named Executive Officers, should have a greater percentage of their total compensation dependant upon reaching performance targets, a higher percentage of which is oriented toward long-term objectives rather than short-term performance. Long-term incentive compensation typically has been awarded in the form of equity, while short-term incentive compensation has been paid in cash. Each year the Committee reviews the form and amount of equity grants to ensure alignment with the Company’s overall compensation philosophy and to reward attainment of Company goals.
Elements of Compensation
          For 2007, the principal components of our executive compensation program consisted of the following:
•	base salary;

•	annual incentive plan;

•	long-term equity incentives in the form of stock options and performance accelerated restricted stock;

•	non-qualified deferred compensation plan;

•	broad-based retirement plans; and

•	cash allowance perquisite program.

Compensation Mix
     The primary components of executive compensation (base salary, and performance-based pay in the form of annual incentives and long-term incentives) for our Named Executive Officers for 2007 were allocated, at targeted levels of performance, with a higher percentage of performance-based pay compared to base salary. The average target percentage of performance-based pay for the Named Executive Officers is 63% of total compensation, with a higher percentage for the CEO and a lower percentage for the Vice Presidents. Of the total performance-based compensation for the Named Executive Officers, approximately 66% is targeted to be long-term compensation as opposed to annual compensation. Pay practices for the Named Executive Officers emphasize pay for performance and a longer term focus than pay practices for the general employee population.
Base Salaries
          The Committee annually reviews the base salaries of Deluxe’s Named Executive Officers. The CEO makes recommendations for changes to base salaries based on each executive’s individual performance and the market data presented by the Committee’s independent compensation consultants. The Committee performs the same analysis with respect to the CEO’s salary. During 2007, base salaries of our executive officers generally were set at or near the median of salaries paid to executive officers of the S&P Mid-Cap 400 companies in similar positions. Deviations from the median can be the result of experience in the position, individual performance exceeding or falling short of expectations, or the individual’s scope of responsibilities. For the most recent fiscal year, the average base salary increase for the Named Executive Officers was 4.3%. The actual change for each Named Executive Officer is illustrated in the summary compensation table. The increase in base salaries included merit adjustments, a base adjustment for Mr. Peterson in recognition of his expanded role as Chief Accounting Officer, Controller and Vice President, Investor Relations, and a market adjustment for Mr. Scarfone to better align his pay to the market for General Counsel positions in companies in the S&P Mid-Cap 400.
Annual Incentive Plan
          Named Executive Officers and other officers and management employees selected by the Committee participate in the Deluxe Corporation Annual Incentive Plan (the “Annual Incentive Plan”), which has been approved by our shareholders. The 2007 target amounts approved by the Committee under the Annual Incentive Plan were intended to provide annual cash compensation (i.e., base salary plus bonus) approximating the median of the cash compensation offered to executive officers in similar positions. Bonuses earned may exceed the target amount if performance goals are exceeded, and are less than the target amount if the performance goals are not fully attained, with no bonus payouts if Deluxe’s performance is below certain minimum thresholds. Although the Committee retains the discretion to adjust payouts under the Annual Incentive Plan, in accordance with Section 162(m) of the Internal Revenue Code (“Section 162(m)”), the Committee may not increase the payouts to the CEO and other Named Executive Officers under the Annual Incentive Plan. To promote stock ownership by the Named Executive Officers and other participants and further align their interests with those of our shareholders, participants may choose to receive up to 100 percent of their Annual Incentive Plan payout in restricted stock units, in which case the Company will provide a 50 percent match on the amounts so elected to be received in restricted stock units. The restricted stock units vest on the second anniversary of the date of the grant. We believe the 50% match and two-year vesting period encourages executive stock ownership and drives employee retention. For the 2007 plan year payout, three of the Named Executive Officers elected to defer all or a portion of their bonus payout into restricted stock units.
     Performance Measures and Objectives
     For the Named Executive Officers, the two performance factors that were considered in determining incentive compensation for 2007 under the Annual Incentive Plan were consolidated revenue and adjusted operating income. “Adjusted operating income” is based on operating income as publicly reported by the Company in its consolidated financial statements, but includes pre-defined adjustments (as permitted by Section 162(m)) to eliminate the effects of items outside the control of management that may create a windfall or shortfall in attainment of operating income targets, such as the adoption of new accounting principles, asset impairments, mergers and acquisitions, restructuring charges, etc. As indicated above, the Committee also retains discretion to make other adjustments to these calculations, provided such adjustments do not result in any increase to amounts payable to the Named Executive Officers, and did, in fact, make an adjustment to the Company’s revenue results due to a price increase not factored into the original revenue target approved at the beginning of the year, which had the effect of reducing the payouts under the Annual Incentive Plan in 2007. We believe revenue and operating income are critical drivers of our strategy to achieve profitable and sustainable growth, and thereby create long-term value for our shareholders. Each component was weighted equally, with target performance set in line with the Company’s annual operating plan (“AOP”) targets. These AOP targets also served as the basis for the financial performance expectations communicated publicly at the beginning of the year.

     In establishing the metrics and payout scales under the Annual Incentive Plan, although revenue and operating income are weighted equally, a minimum threshold of adjusted operating income must be achieved before any incentive can be paid out. Operating income and revenue targets for the Annual Incentive Plan in 2007 had been set at aggressive but realistic levels, and required year-over-year operating income growth to achieve the targeted payout levels. The minimum payout threshold under the operating income metric had been set at 80 percent of the target to provide a reasonable opportunity to achieve some level of payout in light of the aggressive nature of such goals. The scale had been expanded compared to 2006 to require a higher level of operating income performance (compared to the target) in order to achieve the maximum payout. The payout scale for the revenue component of the plan was essentially the same as in 2006, and required achievement of at least 95 percent of the target to earn a minimum payout.

	Adjusted Operating		Percent of
	Income	Revenue	Target Award
Performance Level	(50%)	(50%)	(%)
Maximum	120% of operating plan	103% of revenue plan	200
Target	Operating plan	Revenue plan	115
Threshold	80% of operating plan	95% of revenue plan	40
Below Threshold			0
Actual award payments
Deluxe’s actual performance in 2007 exceeded the targets for both adjusted operating income and revenue.

	Target	Actual	Weighting	Payout Percent
Measures (Millions)	($)	($)	(%)	(% of target)
Adjusted Operating Income	250	264	50	139
Revenue	1,597	1,601	50	122
Blended Payout Percentage				130
This performance resulted in actual award payments to the Named Executive Officers that exceeded each individual’s target award opportunity. For each Named Executive Officer, the payouts based on 2007 performance exceeding both the adjusted operating income and revenue targets were as follows:

	Target Annual	2007 Actual
	Incentive	Incentive
Name	(% of salary)	(% of salary)
Lee Schram	100	130
Richard S. Greene	50	65
Luann E. Widener	50	65
Anthony C. Scarfone	50	65
Terry D. Peterson	40	52
Long-Term Incentive Compensation
          After analyzing a variety of approaches for delivering long-term incentive value to the executives and other key employees who participate in the Company’s long-term incentive program, beginning in 2006 the Committee endorsed a strategy that employs a combination of stock options and performance accelerated restricted stock. Given that cash flow is viewed by the Company as another key financial performance metric, the partial vesting accelerator utilized in these restricted stock grants is a threshold measure of operating cash flow. Named Executive Officers, together with other designated key employees, received grants of stock options and performance accelerated restricted stock in 2007. The Company believes this strategy achieves several critical objectives, including:
•	Supporting and rewarding the achievement of Deluxe’s long-term business strategy and objectives;

•	Encouraging decisions and behavior that will increase shareholder value;

•	Reinforcing the pay-for-performance orientation of the overall executive compensation program;

•	Allowing Deluxe to attract and retain key executive talent by providing competitive incentive and total compensation opportunities; and

•	Promoting share ownership and facilitating achievement of the ownership guidelines.
          The target value of the long-term incentive compensation for 2007 approximated the median of the long-term incentive compensation provided to executive officers in the S&P Mid-Cap 400 group of companies where such comparisons were possible and otherwise relied on the median reported in published surveys. All long-term incentive awards to executives and other key employees are granted on the same date, with the exception of awards made in conjunction with an individual’s promotion or hire into the Company or as necessary to facilitate broader retention of key employees. For 2007, the grant date for the equity awards coincided with the regularly scheduled February Compensation Committee meeting. The timing of the annual grants also aligns with the employee performance evaluation process and is outside any regular stock trading blackout period. The exercise price of all 2007 option grants is the closing price of Deluxe stock on the grant date.
          For 2007, the long-term incentive value was divided equally between stock options and performance accelerated restricted stock. The 50 percent delivered in stock options vests in three equal annual installments beginning on the first anniversary of the grant date and focuses the executives on share price appreciation. The remainder of the long-term incentive value is delivered in performance accelerated restricted stock. The performance accelerated restricted stock vests three years from the grant date, but vesting on 50 percent of the stock can be accelerated to the first anniversary of the grant date, based on achievement of a threshold level of operating cash flow. The Company achieved the minimum cash flow target of $227 million in 2007, delivering actual net operating cash flows of $245 million. The performance accelerated restricted stock focuses the executive on making decisions that deliver cash flows and otherwise support long-term shareholder value, and also encourages stock ownership. On February 13, 2007, in recognition of Mr. Schram’s individual performance and leadership, and the fact that his 2006 bonus was adversely affected by an unforeseen write-off of a software project that had been initiated prior to his joining the Company, he was granted 2,000 shares of restricted stock valued at $65,200 on the grant date, subject to two-year cliff vesting.
Deferred Compensation Plan
          Deluxe maintains a deferred compensation plan under which executives and other key employees may choose to defer up to 100 percent of base salary (less applicable deductions) and up to 50 percent of any bonus payout into multiple investment options. The investment options match, or are similar to, the investment options available to employees in the Company’s broad-based retirement plans.
Retirement Program
          The Named Executive Officers are eligible to participate in the same qualified retirement plans available to most employees. The program consists of three components, including a defined contribution pension plan, an annual profit sharing plan (under which contributions, if any, are based on Deluxe’s performance), and a 401(k) plan. The retirement program is regularly benchmarked against companies that are in businesses similar to Deluxe and/or are located in geographic areas from which we recruit talent to ensure that it is competitive in the market. The incremental value of benefits provided to the Named Executive Officers under this program is included in the All Other Compensation column of the Summary Compensation Table.
          Deluxe also has a non-qualified defined contribution plan which restores benefits lost under the foregoing qualified plans due to Internal Revenue Code limits, also known as an ERISA excess plan. Contributions for the Named Executive Officers under this plan for 2007 are also reflected in the All Other Compensation column of the Summary Compensation Table.
Cash Allowance Perquisite Program
          In 2007, all Named Executive Officers, with the exception of Mr. Schram, participated in the executive officer Personal Choice Program. The Personal Choice Program changed in 2007 to provide a fixed cash allowance to Named Executive Officers in lieu of any other perquisites. The quarterly cash allowance of $7,500 for Senior Vice Presidents and $5,000 for Vice Presidents on the Executive Leadership Team is intended to cover personal expenses typically incurred by executives as a result of their positions (such as vehicle expenses, personal security systems, financial and tax planning, etc.). As with the other compensation components, this program is compared to market benchmarks of other perquisite programs on an annual basis. The Company chose this program as being more flexible for the executives, less administratively burdensome, and less costly to the organization because there are no tax gross-ups on the amounts provided under this program.

Stock Ownership Guidelines
          Deluxe has established stock ownership guidelines for its executive officers and independent Board members, and the Compensation Committee regularly reviews each executive officer’s and director’s progress toward attaining his or her ownership target. The current guideline for the CEO is five times annual base salary, for all senior vice presidents is two times annual base salary and for vice presidents who are members of the executive leadership team is one and one-half times annual base salary. The guidelines call for the targeted level of ownership to be achieved within five years of the later of the date the ownership guidelines were implemented, or the time the individual becomes an executive officer. For purposes of calculating an executive’s stock ownership under these guidelines, stock options are not included. While restricted shares and restricted stock units convertible into shares are included, only 60 percent of their value is counted toward the ownership target prior to vesting, based on the rationale that approximately 40 percent of such shares or units will be withheld or surrendered by the executive upon vesting to cover taxes. At the time of the 2007 review, executives were either at their share ownership target or had increased their actual share ownership over the previous year. The Committee, therefore, determined that the executives were continuing toward their ownership targets at an appropriate pace, and it will review their progress again in 2008.
          In addition to the stock ownership guidelines, executive officers and directors are subject to share retention and holding period requirements. Under this policy, individuals who have not achieved their ownership targets must retain 75 percent of the net shares (i.e., shares remaining after exercise costs and applicable taxes are covered) upon the exercise of stock options and vesting of other equity awards, and are required to hold the shares until the ownership targets are met. The Company also maintains a general policy against transactions by directors and executive officers intended to hedge the economic risk of ownership in Deluxe stock, and requires any such hedging transactions to be pre-approved by the Board’s Corporate Governance Committee.
Severance, Retention and Change of Control Arrangements
          Deluxe has entered into severance arrangements or agreements with each of its Named Executive Officers (collectively “arrangements”). The arrangements are intended to facilitate the executives’ attention to the affairs of Deluxe and to recognize their key role within the Company. If their employment is terminated without “cause” by Deluxe or by the executive with “good reason,” he or she is eligible to receive severance benefits. The Severance Calculation table appearing later in this proxy statement, together with the accompanying narrative to that table, explains in detail the benefits provided under these arrangements and the circumstances under which a Named Executive Officer would be eligible for severance benefits. Receipt of these benefits is conditioned upon the Named Executive Officer entering into a release and agreeing to maintain the confidentiality of Company confidential information for a period of two years after their termination. Mr. Schram’s employment agreement also requires that for two years after he ceases to be employed by Deluxe he will not engage in any business that competes with Deluxe, will not hire any employee or induce an employee to provide confidential information to a third party, and will not induce any customer or supplier to stop doing business with the Company.
          The Company also has entered into retention agreements (“Retention Agreements”) with Mr. Schram and the Named Executive Officers that are designed to ensure that Deluxe will receive the continued service of the Executive in the event of the possibility or occurrence of a change of control, by reducing the distraction that could be caused by personal uncertainty about their compensation and benefits under those circumstances. These Retention Agreements are addressed in greater detail in the narrative accompanying the Change in Control Calculations table appearing later in this proxy statement. Generally speaking, however, these Retention Agreements provide incentives for the Named Executive Officer to remain with Deluxe through a contemplated change of control, and provide certain benefits in the event the Named Executive Officer’s employment is negatively impacted as a result of, or following, a change of control. In other words, benefits are not paid out automatically upon a change of control, but only if the Named Executive Officer’s employment is negatively affected (i.e., a double trigger). Moreover, the severance arrangements described above do not apply if the Named Executive Officer’s employment is terminated following a change of control under circumstances that would entitle them to receive benefits under the Retention Agreements. In 2007, the Committee delivered to the CEO and each Senior Vice President then party to a Retention Agreement a notice of non-renewal under the current Retention Agreements, such that they will terminate by their terms on December 18, 2009. Coinciding with the notices of non-renewal, the Committee authorized the execution of new Retention Agreements that take effect upon expiration of the current agreements. In addition to amending the current agreements to comply with Internal Revenue Code Section 409A, the new Retention Agreements reduce the renewable term from three years to two years, place a limit on tax gross-up payments, and reduce the payment multiple for the senior vice presidents from three times to two times salary and bonus. Retention Agreements also were entered into with the vice presidents on the executive leadership team. The terms of these agreements are addressed in the narrative accompanying the Change in Control Calculations table appearing later in this proxy statement.

Compliance with Section 162(m) of the Internal Revenue Code
          Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers, unless such compensation qualifies as “performance-based compensation.” Among other things, in order to be deemed performance-based compensation for Section 162(m) purposes, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by Deluxe’s shareholders. With the exception of a portion of the compensation paid to Mr. Schram, which included certain one-time awards and benefits as part of his hiring package that do not qualify as performance-based compensation, we expect that all compensation paid in 2007 to the executive officers under the plans and programs described above will qualify for deductibility, either because the compensation is below the threshold for non-deductibility provided in Section 162(m) or because the payment of such compensation complies with the performance-based compensation provisions of Section 162(m).
          The Company believes that it is important to continue to be able to take all available tax deductions with respect to the compensation paid to its executive officers, and has taken such actions as may be necessary to continue to qualify significant portions of executive compensation as performance-based under Section 162(m).
Compensation Committee Report
          The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into Deluxe Corporation’s Annual Report on Form 10-K for the year ending December 31, 2007.
MEMBERS OF THE COMPENSATION COMMITTEE
Charles A. Haggerty, Chair
Don J. McGrath
Neil J. Metviner
Stephen P. Nachtsheim
Executive Compensation Tables
          The Summary Compensation Table, Other Compensation Supplemental Table, and Grants of Plan-Based Award Table presented on the following pages summarize the total compensation paid to or earned by each of the individuals who served as Deluxe’s Chief Executive Officer or Chief Financial Officer during any part of 2007, and the next three most highly compensated executive officers for 2007 (collectively, the “Named Executive Officers”). The following narrative is provided to help you understand the information presented in those tables.
          In accordance with the employment agreement executed at the time of his hiring, and to replace forfeited compensation earned at his previous employer, Mr. Schram was granted 59,575 shares of restricted stock on May 1, 2006, the date he commenced his employment with the Company. Fifty percent of the grant vested on May 1, 2007 with the remaining 50 percent scheduled to vest on May 1, 2008. As discussed in the Compensation Discussion and Analysis section of the proxy statement, in February 2007, in addition to receiving grants of stock options and performance accelerated restricted stock under the Company’s long-term incentive program, Mr. Schram received a supplemental grant of 2,000 shares of restricted stock, which is subject to two-year cliff vesting.
          The base salaries of executives were generally set at or near the median for executive officers of the S&P Mid-Cap 400 companies in similar positions. The executives participate in the Company’s Annual Incentive Plan, under which bonuses can be earned based on pre-established performance criteria. For 2007, these criteria included adjusted operating income and revenue. The performance criteria under the Plan were exceeded in 2007 which resulted in payments to the Named Executive Officers as outlined in the tables.
          All of the Named Executive Officers participate in a long-term incentive compensation program, pursuant to which they were awarded stock options and performance accelerated restricted stock in 2007. The target value of the program approximates the median of long-term incentive compensation provided to executive officers in the S&P Mid-Cap 400 group of companies. The awards to executives under the program were granted on the same day as awards to all eligible employees. The exercise price for each option grant is the closing price of Deluxe’s stock on the grant date. The options vest annually in one-third increments, and performance accelerated restricted stock awards vest after three years, except that 50 percent of the performance accelerated stock awards could vest within one year if a 2007 cash flow target were achieved. The cash flow target was met and acceleration did occur on 50% of the performance accelerated restricted stock.

Dividend or dividend equivalents for these equity-related awards are paid at the same rate and time as regularly scheduled dividends, although no dividend equivalents are paid on options.
          The Named Executive Officers, other than the CEO, also participate in a program that provides a quarterly cash allowance for personal expenses typically incurred by executives, and was discussed previously in the Compensation Discussion and Analysis section of this proxy statement.
SUMMARY COMPENSATION TABLE

						Non-Equity
					Option	Incentive Plan	All Other
		Salary	Bonus[1]	Stock Awards[2]	Awards[3]	Compensation[4]	Compensation[5]	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)
Lee J. Schram[6]	2007	$745,000	$0	$2,673,387	$582,814	$0	$121,249	$4,122,450
Chief Executive Officer	2006	$483,333	$541,667	$606,631	$152,992	$0	$146,768	$1,931,391
Richard S. Greene[7]
Sr. Vice President & Chief	2007	354,167	0	203,142	105,575	230,739	127,083	1,020,706
Financial Officer	2006	87,500	0	12,500	0	10,938	5,197	116,135
Luann E. Widener
Sr. Vice President &
President — Financial
Services & Small Business	2007	345,000	0	561,019	149,588	56,211	80,739	1,192,557
Segments	2006	304,948	0	194,808	61,485	38,119	67,718	667,078
Anthony C. Scarfone
Sr. Vice President, General	2007	320,000	0	404,116	132,793	145,962	85,026	1,087,897
Counsel & Secretary	2006	290,000	0	203,799	53,688	36,250	68,927	652,664
Terry D. Peterson
Vice President & Chief	2007	282,200	0	152,426	47,917	147,083	53,447	683,073
Accounting Officer	2006	240,158	0	95,983	16,471	24,016	42,880	419,508

1	Mr. Schram’s 2006 bonus payment included a guaranteed bonus of $241,667 (representing 50 percent of his target bonus eligibility for the year), and a signing bonus of $300,000, both of which payments were provided for in his employment agreement dated April 10, 2006.
2	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 and 2007, in accordance with SFAS 123(R), of awards or forfeitures under the long-term incentive program, and thus may include amounts attributable to awards granted prior to the reported years. Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s Consolidated Financial Statements filed as part of the Company’s Annual Report on Form 10-K for the years ended December 31, 2006, and December 31, 2007. As described in the Compensation Discussion and Analysis section of this proxy statement, in addition to restricted stock awards issued under the Company’s long-term incentive program, recipients of awards under the Annual Incentive Plan (AIP) may elect to receive all or a portion of their incentive compensation in the form of restricted stock units. If an election is made to receive restricted stock units, the amount of the cash foregone is increased (or matched) at a rate established by the Compensation Committee in determining the number of units awarded. For 2007 the match rate was 50%. For awards earned during 2007, restricted stock units were granted on January 22, 2008 in lieu of cash compensation as follows: 56,945 units ($1,456,084) to Mr. Schram; 9,889 units ($252,862) to Ms Widener; and 3,668 units ($93,791) to Mr. Scarfone. The 2007 SFAS 123(R) expense for these awards also is listed in this column and the restricted stock units received by such persons is based on the closing price of the Company’s common stock on the date of grant of such units ($25.57 on January 22, 2008). The portion of their AIP compensation paid in cash is listed in the “Non-Equity Incentive Plan Compensation” column. The threshold, target, and maximum values for the AIP, including the 50% match percentage based on the individual elections made by each Named Executive Officer prior to the start of the plan period, are listed on the table titled “Grants of Plan-Based Awards.”
3	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 and 2007, in accordance with SFAS 123(R), of awards or forfeitures under the long-term incentive program, and thus may include amounts attributable to awards granted prior to the reported years. Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s Consolidated Financial Statements filed as part of the Company’s Annual Report on Form 10-K for the years ended December 31, 2006, and December 31, 2007.

4	The amounts listed in this column for 2007 reflect cash amounts paid to the Named Executive Officers under the AIP. As described in the Compensation Discussion and Analysis section and note 2 to this table, recipients of awards under the AIP may elect to receive all or a portion of their incentive compensation in the form of restricted stock units. If an election is made to receive restricted stock units, the amount of the cash foregone is increased (or matched) at a rate established by the Compensation Committee in determining the number of units awarded. The 2007 SFAS 123(R) expense attributable to awards taken as restricted stock units is listed in the “Stock Awards” column, while the portion of AIP compensation paid in cash is listed in this column. The threshold, target, and maximum values for the AIP, including the 50% match percentage based on the individual elections made by each Named Executive Officer prior to the start of the plan period, are listed on the table titled “Grants of Plan-Based Awards.” The amounts listed in this column for 2006 reflect the dollar amounts paid to the Named Executive Officers for achievement of the operating income performance metric established under the 2006 Supplemental Performance Program.
5	A detailed description of the amounts listed in this column is contained in the “Other Compensation Supplemental Table” immediately following this table.

6	Mr. Schram commenced his employment with Deluxe on May 1, 2006.

7	Mr. Greene commenced his employment with Deluxe on October 2, 2006.
OTHER COMPENSATION SUPPLEMENTAL TABLE

	Perks and		Payments/	Company	Dividends or
	Other	Tax	Accruals on	Contributions	Earnings on
	Personal	Reimburse-	Termination	to Defined	Stock or
	Benefits[1]	ment[2]	Plans	Contribution	Option	Other[5]	Total
Name	($)	($)	($)	Plans[3] ($)	Awards[4]($)	($)	($)
Lee J. Schram	0	1,102	0	18,225	93,335	8,587	121,249

Richard S. Greene	30,000	36,655	0	0	10,428	50,000	127,083

Luann E. Widener	30,000	0	0	18,225	24,450	8,064	80,739

Anthony C. Scarfone	34,500	3,299	0	18,225	22,388	6,694	85,026

Terry D. Peterson	20,000	0	0	18,225	11,080	4,142	53,447

1	Amounts include Personal Choice Program cash allowances and, for Mr. Scarfone, reimbursement of approved 2006 tax and financial planning expenses which were paid in 2007. The tax gross-up for the tax and financial planning reimbursement is included in the Tax Reimbursement column. There is no tax gross-up for the Personal Choice Program.
2	Amounts for Mr. Schram and Mr. Greene reflect tax gross-up on reimbursement of the relocation expenses recorded in the “Other” column. The amount listed for Mr. Scarfone includes the tax gross-up for approved tax and financial planning expenses recorded in the first column.
3	Amounts listed in this column reflect Company contributions up to applicable ERISA limits, with ERISA excess amounts included in the “Other” column of this table.
4	Amounts reflect dividends and dividend equivalents paid on restricted stock and restricted stock units, respectively. Dividend equivalents are paid at the same rate and at the same time as regularly declared dividends.
5	Amounts listed are ERISA excess and benefit plan equivalent amounts for the year, which generally are contributed to the Named Executive Officers’ non-qualified deferred compensation account within 90 days after the end of the year. The amounts for Mr. Schram and Mr. Greene also reflect reimbursement of relocation expenses, as provided for in their employment agreements.

GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
								Number	Number of	or Base	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under Equity			of Shares	Securities	Price of	of Stock
		Non-Equity Incentive Plan Awards[1]			Incentive Plan Awards[1]			of Stock	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options[2]	Awards	Awards[3]
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)
Lee J. Schram	2/13/07	—	—	—	447,000	1,117,500	2,235,000	26,900[4] 2,000[5]	193,200	32.65	1,201,704 878,286 65,300
Richard S. Greene	2/13/07	70,833	177,084	354,167	—	—	—	8,000[4]	57,900	32.65	360,138 261,200
Luann E. Widener	2/13/07	17,250	43,125	86,250	77,625	194,063	388,125	7,100[4]	51,500	32.65	320,330 231,816
Anthony C. Scarfone	2/13/07	44,800	112,000	224,000	28,800	72,000	144,000	6,200[4]	45,000	32.65	279,900 202,430
Terry D. Peterson	2/13/07	45,152	112,880	225,760	—	—	—	2,100[4]	15,400	32.65	95,788 68,566

1	The amounts listed reflect the estimated payouts under the Annual Incentive Plan for 2007 based on each executive’s election to receive any such payout in cash (i.e., non-equity), restricted stock units (i.e., equity), or a combination of the two. Amounts reported in the Equity Incentive column include the 50% match provided on that portion of the AIP payout elected to be received in the form of restricted stock units. Restricted stock units vest on the second anniversary of the grant date. The actual payouts earned under the Annual Incentive Plan for 2007 are reflected in the “Summary Compensation Table.”
2	Stock options have seven-year terms and vest 33-1/3 percent per year over three years. The exercise price of all options is the closing price of the Company’s stock on the grant date.
3	The grant date fair value of options is based on the stock price at the time of grant multiplied by the Black-Scholes value of 19.0505 percent.
4	Performance accelerated restricted stock grants that vest on the third anniversary of the award date. The restricted stock award agreements provided that 50 percent of the shares would vest on the first anniversary if the Company achieved a 2007 cash flow performance threshold. The performance threshold was achieved, so partial vesting occurred on February 13, 2008.

5	Restricted stock grant that vests on the second anniversary of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying				Number of Shares		Market Value of
	Unexercised	Unexercised		Option		or Units of Stock		Shares or Units of
	Options	Options		Exercise	Option	Held That Have		Stock That Have Not
	(#)	(#)		Price	Expiration	Not Vested		Vested[1]
Name	Exercisable	Unexercisable		($)	Date	(#)		($)
Lee J. Schram		193,200	[2]	32.65	2/13/14
						26,900	[4]	884,741
						2,000	[5]	65,780
	60,667	121,333	[3]	23.50	5/1/13	29,788	[6]	979,727
						27,200	[7]	894,608

Richard S. Greene		57,900	[8]	32.65	2/13/14
						8,000	[9]	263,120
						5,787	[10]	190,334

Luann E. Widener		51,500	[11]	32.65	2/13/14
						7,100	[15]	233,519
		10,133	[12]	24.99	3/1/13	2,200	[16]	72,358
		11,600	[13]	26.58	2/14/13	2,300	[17]	75,647
	2,667	1,333	[14]	39.63	4/27/12	2,600	[18]	85,514
	2,870			42.35	5/4/11	9,100	[19]	299,299
	10,000			38.54	3/10/10	1,000	[20]	32,890
	10,000			47.67	3/14/09

Anthony C. Scarfone		45,000	[21]	32.65	2/13/14
						6,200	[24]	203,918
	8,700	17,400	[22]	26.58	2/14/13	3,900	[25]	128,271
	3,200	1,600	[23]	39.63	4/27/12	11,000	[26]	361,790
	4,800			42.35	5/4/11	1,030	[27]	33,877
	30,000			38.54	3/10/10
	30,000			47.67	3/14/09
	25,925			16.42	10/26/10

Terry D. Peterson		15,400	[28]	32.65	2/13/14
						2,100	[31]	69,069
	3,600	7,200	[29]	26.58	2/14/13	1,600	[32]	52,624
	1,433	717	[30]	39.63	4/27/12	7,000	[33]	230,230
						380	[34]	12,498

1	Based on the closing price of Deluxe common stock on December 31, 2007 ($32.89 per share).
Lee J. Schram: 2 — Stock options granted on 2/13/2007 vest in three equal installments on 2/13/2008, 2/13/2009, and 2/13/2010. 3 — Stock options granted on 5/1/06 with the remainder of the unvested options vesting in two equal installments on 5/1/08 and 5/1/09. 4 — Performance Accelerated Restricted Stock (“PARS”) granted on 2/13/2007, of which 50% vested on 2/13/2008 with the remainder vesting on 2/13/2010. 5 — Restricted stock granted on 2/13/07 which vests on 2/13/09. 6 — Restricted stock granted on 5/1/06 vests on 5/1/08. 7 — PARS granted on 5/1/06 vests on 5/1/09.
Richard S. Greene: 8 — Stock options granted on 2/13/2007 vest in three equal installments on 2/13/2008, 2/13/2009, and 2/13/2010. 9 - PARS granted on 2/13/2007, of which 50% vested on 2/13/2008 with the remainder vesting on 2/13/2010. 10 — Restricted stock granted on 10/2/06 vests on 10/2/08

Luann E. Widener: 11 — Stock options granted on 2/13/2007 vest in three equal installments on 2/13/2008, 2/13/2009, and 2/13/2010. 12 — Stock options granted on 3/1/06 with the remainder of the unvested options vesting in two equal installments on 3/1/08, and 3/1/09. 13 — Stock options granted on 2/14/06 with the remainder of the unvested options vesting in two equal installments on 2/14/08, and 2/14/09. 14 — Stock options granted on 4/27/05 with the remainder of the unvested options vesting on 4/27/08. 15 — PARS granted on 2/13/2007, of which 50% vested on 2/13/2008 with the remainder vesting on 2/13/2010. 16 — PARS granted on 3/1/06 vests on 3/1/09. 17 — Restricted stock granted on 3/1/06 vests on 3/1/08. 18 — PARS granted on 2/14/06 vests on 2/14/09. 19 — Restricted stock granted on 2/14/06 vests on 2/14/08. 20 — Restricted stock granted on 4/27/05 vests on 4/27/08.
Anthony C. Scarfone: 21 — Stock options granted on 2/13/2007 vest in three equal installments on 2/13/2008, 2/13/2009, and 2/13/2010. 22 — Stock options granted on 2/14/06 with the remainder of the unvested options vesting in two equal installments on 2/14/08, and 2/14/09. 23 — Stock options granted on 4/27/05 with the remainder vesting on 4/27/08. 24 - PARS granted on 2/13/2007, of which 50% vested on 2/13/2008 with the remainder vesting on 2/13/2010. 25 — PARS granted on 2/14/06 vests on 2/14/09. 26 — Restricted stock granted on 2/14/06 vests on 2/14/08. 27 — Restricted stock granted on 4/27/05 vests on 4/27/08.
Terry D. Peterson: 28 — Stock options granted on 2/13/2007 vest in three equal installments on 2/13/2008, 2/13/2009, and 2/13/2010. 29 — Stock options granted on 2/14/06 with the remainder of the unvested options vesting in two equal installments on 2/14/08, and 2/14/09. 30 — Stock options granted on 4/27/05 with the remainder of the unvested options vesting on 4/27/08. 31 - PARS granted on 2/13/2007, of which 50% vested on 2/13/2008 with the remainder vesting on 2/13/2010. 32 — PARS granted on 2/14/06 vests on 2/14/09. 33 — Restricted stock granted on 2/14/06 vests on 2/14/08. 34— Restricted stock granted on 4/27/05 vests on 4/27/08.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Lee J. Schram[1]	0	0	29,787	1,145,012
Richard S. Greene	0	0	0	0
Luann E. Widener[2]	10,867	152,087	4,490	136,180
Anthony C. Scarfone[3]	0	0	5,553	171,823
Terry D. Peterson	0	0	0	0

1	For Mr. Schram, 29,787 shares of restricted stock vested on May 1, 2007 at a value of $38.44 per share.
2	Ms Widener exercised 5,800 stock options on May 7, 2007, and 5,067 stock options on May 8, 2007. The fair market value of the Company’s stock on the date of exercise was $39.80 and $39.8637, respectively. On January 25, 2007, 3,890 restricted stock units vested at a value of $28.75 per share and on May 4, 2007, 600 shares of restricted stock vested at a value of $40.57 per share.
3	For Mr. Scarfone, 4,523 restricted stock units vested on January 25, 2007 at a value of $28.75 per share and on May 4, 2007, 1,030 shares of restricted stock vested at a value of $40.57 per share.
Deferred Compensation Plan
          Deluxe’s Deferred Compensation Plan permits eligible employees to defer annually receipt of up to 100 percent of base salary, and up to 50 percent of bonuses. In connection with this plan, Deluxe has created a non-qualified grantor trust (commonly known as a “Rabbi Trust”), through which Deluxe’s obligations under the plan are funded. No assets are set aside for individual participants in the plan, and the trust assets remain subject to the claims of Deluxe’s creditors.

Amounts deferred under the plan are payable on the earliest to occur of a change of control of Deluxe, the participant’s termination of employment, disability or death, or the date for payment selected by the participant, unless a delay in payments is otherwise required by Section 409A of the Internal Revenue Code (“Section 409A”). Deferred amounts are credited with gains and losses based on the performance of deemed investment options (i.e., phantom funds) selected by the participant. Deluxe also may make ERISA excess payments and/or contributions of benefit plan equivalents to participants’ accounts if IRS limits or the deferrals made by a participant under this plan have the effect of reducing the contributions they otherwise would receive from Deluxe under the Company’s qualified benefit plans.
NON-QUALIFIED DEFERRED COMPENSATION

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY1	Last FY2	Distributions	Last FYE[3]
Name	($)	($)	($)	($)	($)
Lee J. Schram	0	0	0	0	0
Richard S. Greene	0	0	0	0	0
Luann E. Widener	0	3,398	2,327	0	41,317
Anthony C. Scarfone	96,000	2,800	27,249	0	432,625
Terry D. Peterson	0	806	40	0	846

1	Amounts represent ERISA excess and benefit plan equivalent payments to restore retirement plan contributions that could not be made to the executives’ qualified retirement plan accounts due to IRS wage limits or that were lost due to the executive’s election to defer compensation. These payments are made after the end of the year to which they relate. As a result, amounts shown in this table would be reported for the preceding fiscal year in the “All Other Compensation” column of the Summary Compensation Table.
2	Participants in this plan allocate their deferrals into phantom funds similar to the funds available under the Company’s qualified retirement plans. Amounts reported reflect the performance of these phantom funds.
3	The amounts reported in previous years’ Summary Compensation Tables were: $5,098 for Ms. Widener; $195,711 for Mr. Scarfone, and $806 for Mr. Peterson.
Severance, Retention and Change of Control Arrangements
          Deluxe has entered into severance arrangements or agreements with each of its Named Executive Officers. Mr. Schram’s employment agreement contains provisions with respect to severance, and the other Named Executive Officers are subject to separate severance agreements (collectively “arrangements”). The arrangements are intended to facilitate the executive’s attention to the affairs of Deluxe and to recognize their key role within the Company. Under Mr. Schram’s arrangement, he would be eligible to receive severance benefits if his employment is terminated without cause by Deluxe or by him with Good Reason. Under his employment agreement, “Good Reason” includes (1) a material reduction in authority, duties or responsibilities without his written consent; (2) a material reduction in his total compensation or a failure by the Company to comply with his employment agreement; (3) a termination of his employment by the Company in a manner that does not comply with his employment agreement; or (4) a request by the Company that he act or omit to act in a way that violates the Company’s ethical guidelines or practices. Mr. Schram’s employment agreement provides the following benefits if he is terminated by Deluxe without cause or he terminates his employment for Good Reason: (1) 12 monthly payments of his then current monthly base salary; (2) for a period of 12 months following completion of the initial 12 months of salary continuation, an additional monthly payment equal to the amount, if any, that his monthly base pay as of termination exceeds any monthly compensation he may earn from subsequent employment in that month; (3) executive level outplacement services for up to 12 months; and (4) an additional lump-sum payment of $13,000 to assist with expenses incurred in connection with his transition.
          The severance arrangements with the other Named Executive Officers contain a similar definition of Good Reason and add, as an additional basis for resigning with Good Reason, a requirement to relocate more than 50 miles from his or her then current location. If these executives are terminated by Deluxe without cause or the executive terminates his or her employment for Good Reason, he or she will receive payments calculated on the same basis as the payments that Mr. Schram would receive, except that any additional monthly payment following the first 12 months of salary continuation would last for only six months. Receipt of these benefits by Mr. Schram or any other Named Executive Officers is conditioned upon the executive entering into a release. The Named Executive Officers are required by their severance arrangements to maintain the confidentiality of Company confidential information for a period of two years after their termination. Mr. Schram’s employment agreement also requires that for two years after he ceases to be employed by Deluxe he will not engage in any business that competes with Deluxe, will not hire any Company employee or induce an employee to provide confidential information to a third party, and will not induce any customer or supplier to stop doing business with the Company.
     The severance arrangements are not effective if the executive’s employment is terminated following a change of control under circumstances that would entitle them to receive benefits under the retention agreements described below (“Retention Agreements”).
     The Company has entered into Retention Agreements with Mr. Schram, the Senior Vice Presidents and select Vice Presidents who are members of the executive leadership team (“hereinafter, “Executives”) that are designed to ensure that Deluxe will receive the continued service of the Executive in the event of a change of control, by reducing the distraction that could be caused by personal uncertainty about their compensation and benefits under those circumstances. Under the Retention Agreements, each of the participating Executives agrees to remain employed by Deluxe, and Deluxe agrees to continue to employ each Executive, until the second anniversary following a “Change of Control” (as that term is defined in the Retention Agreements). During the two-year period (the “Employment Period”), each Executive is entitled to maintain a position, authority, duties and responsibilities at least commensurate with the most significant of those held by the Executive during the 180-day period prior to the date (the “Effective Date”) of the Change of Control. The annual base salary of an Executive may not be reduced below that earned by the Executive during the twelve-month period preceding the Effective Date, provided, however, that the annual base salary may be reduced to an amount that is not less than 90 percent of the base salary in effect on the Effective Date pursuant to an across-the-board reduction of base salary similarly affecting all executive officers of Deluxe. In determining any increase in an Executive’s base salary during the Employment Period, the Executive is to be treated in a manner consistent with other peer executives. The Executives are also entitled to receive annual incentive payments during the Employment Period on the same objective basis as other peer executives, although in no event may an Executive’s annual target bonus opportunity be less favorable to the Executive than that provided by Deluxe in the last fiscal year prior to the Effective Date, and if the bonuses payable to other peer executives during the Employment Period are not wholly based on objective criteria, the Executive’s annual incentive payment must be at least equal to an amount determined with reference to the Executive’s average annual incentive payments for certain periods ending prior to the Effective Date. During the Employment Period, each Executive is also entitled to participate in Deluxe’s stock incentive, retirement, and other benefit plans on the same basis as Deluxe’s other Executives, and the benefits to the Executives under such plans generally may not be reduced from those provided during the one-year period prior to the Effective Date.
     If, during the Employment Period, Deluxe terminates a participating Executive’s employment other than for “Cause” or “Disability,” or the Executive terminates his or her employment for “Good Reason” (as those terms are defined in the Retention Agreements), the Executive is entitled to a lump-sum payment equal to the sum of any unpaid base salary, deferred compensation and accrued vacation pay through the date of termination, plus a pro-rated annual incentive payment for the year of termination based on the greater of (1) the Executive’s target bonus under Deluxe’s annual incentive plan in respect of the year in which the termination occurs or, if greater, for the year in which the Change of Control occurs (the “Target Bonus”) and (2) the annual incentive payment that the Executive would have earned for the year in which the termination occurs based upon projecting to the end of that year Deluxe’s actual performance through the termination date. In addition, the Executive is entitled to receive a lump-sum payment equal to three times for Mr. Schram and the Senior Vice Presidents, and one time for Vice Presidents, the sum of the Executive’s annual base salary and the higher of the Target Bonus or the average of the Executive’s annual incentive payments for the last three full fiscal years prior to the Effective Date, plus three times for Mr. Schram and the Senior Vice Presidents, and one time for Vice Presidents, the amount that would have been contributed by Deluxe or its affiliates to the retirement and supplemental retirement plans in which the Executive participated prior to his or her termination. Certain resignations and terminations in anticipation of Changes of Control also constitute qualifying terminations. The Executives are also entitled to the continuation of their medical, disability, life and other health insurance benefits for up to a three-year period for Mr. Schram and the Senior Vice Presidents, and one-year period for Vice Presidents, after a qualifying termination and to certain out-placement services.
     The Retention Agreements also provide that if any payment or benefit received or to be received by an Executive, whether or not pursuant to his or her Retention Agreement, would be subject to the federal excise tax on “parachute payments” as defined in Section 280G of the Internal Revenue Code, Deluxe will pay to the Executive an additional amount so that the Executive realizes, after the payment of such excise tax and any income tax or excise tax on such additional amount, the amount of such compensation.

     In 2007, the Board’s Compensation Committee delivered to the CEO and each Senior Vice President then party to a Retention Agreement a notice of non-renewal under the current Retention Agreements, such that they will terminate by their terms on December 18, 2009. Coinciding with the notices of non-renewal, the Committee authorized the execution of new Retention Agreements that take effect upon expiration of the current agreements. In addition to amending the current agreements to comply with Internal Revenue Code Section 409A, the new Retention Agreements reduce the renewable term of the agreements from three years to two years, place a limit on tax gross-up payments, and also include a reduction in the salary and bonus payment multiple for the Senior Vice Presidents from three times to two times. The Retention Agreements with the Vice Presidents were entered into at the same time the new agreements were executed with the CEO and Senior Vice Presidents.
     Deluxe also utilizes standard forms of stock option and restricted stock award agreements in conjunction with its long-term incentive program. These agreements provide for accelerated vesting of the awards, in whole or in part, upon certain events, including termination of the employee without cause or a change of control. Generally speaking, for awards issued prior to 2007, stock options vest in full, and restricted stock vests pro rata, upon termination without cause or a change of control. For awards issued in 2007, vesting upon a change of control will only be accelerated if the acquiring or surviving entity fails to honor the award agreements with comparable equity, or if the employee is terminated without cause or resigns for Good Reason (as defined in the agreements) following the change of control.
     The foregoing summary is qualified in its entirety by reference to the complete text of Mr. Schram’s Employment Agreement, and the forms of Retention Agreement, severance agreement and equity award agreements, all of which are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
     The following table illustrates the benefits that would be received by the named executives under the severance arrangements described above, assuming a hypothetical severance occurring on the last business day of the prior fiscal year.
SEVERANCE CALCULATIONS

				Restricted
	Salary		Stock Option	Stock
	Continuation[1]	Outplacement[2]	Acceleration [3]	Acceleration [4]	Other [5]	Total
Name	($)	($)	($)	($)	($)	($)
Lee J. Schram	1,510,000	9,500	1,185,685	1,224,495	13,000	3,942,680
Richard S. Greene	532,500	9,500	13,896	191,716	13,000	760,612
Luann E. Widener	517,500	9,500	156,622	799,227	13,000	1,495,849
Anthony C. Scarfone	480,000	9,500	109,810	502,987	13,000	1,115,297
Terry D. Peterson	426,360	9,500	44,295	279,269	13,000	772,424

1	Salary continuation benefits include twelve months of full salary, plus the difference in compensation otherwise earned by the individual and their base salary at termination from Deluxe for (a) an additional twelve months for the CEO, and (b) an additional six months for the other executives. Amounts shown assume no employment is secured after the initial twelve months, and therefore reflect maximum amounts payable.

2	Estimated cost of outplacement services for twelve months.

3	Accelerated vesting on stock options at the time of termination, with three months to exercise. The value is based on the closing price of Deluxe common stock on December 31, 2007 ($32.89 per share).

4	Pro-rata acceleration of vesting on restricted stock based on the date of termination. Value based on the closing price of Deluxe common stock on December 31, 2007 ($32.89 per share). The amount for Mr. Schram includes full vesting of the unvested shares attributed to a one-time grant made upon hire to replace forfeited equity compensation from his prior employer. The amount listed for Ms. Widener assumes approved retiree status at the time of severance, which requires at least 20 years of services and more than 75 points (age plus years of service) with the Company, as well as Compensation Committee approval, and results in full vesting of awards.

5	Lump-sum payment in lieu of benefits continuation.
     The following table illustrates the benefits that would be received by the Named Executive Officers under the Retention Agreements described above, assuming a hypothetical triggering event occurring on the last business day of the prior fiscal year.
CHANGE OF CONTROL CALCULATIONS

		Due on Change of
		Control followed
		by termination by
		Company without	Due on
		cause or by	Change of
		Executive for	Control
Name	Type of Compensation	Good Reason ($)	($)
Lee J. Schram	Severance [1]	4,530,000
	Vesting of Options [2]	1,185,688	1,139,320
	Vesting of Restricted Stock [3]	2,039,749	1,377,240
	Benefit Continuation [4]	45,000
	Retirement Plan Contribution [5]	231,030
	Outplacement [6]	25,000
	Total Payments Before Excise Tax	8,056,467	2,516,560
	Excise Tax Gross-Up [7]	2,158,620
	Total	10,215,087	2,516,560

		Due on Change of
		Control followed
		by termination by
		Company without	Due on
		cause or by	Change of
		Executive for	Control
Name	Type of Compensation	Good Reason ($)	($)
Richard S. Greene	Severance [1]	1,597,500
	Vesting of Options [2]	13,896
	Vesting of Restricted Stock [3]	257,921	71,864
	Benefit Continuation [4]	45,000
	Retirement Plan Contribution [5]	81,473
	Outplacement [6]	25,000
	Total Payments Before Excise Tax	2,020,790	71,864
	Excise Tax Gross-Up [7]	782,512
	Total	2,803,302	71,864

		Due on Change of
		Control followed
		by termination by
		Company without	Due on
		cause or by	Change of
		Executive for	Control
Name	Type of Compensation	Good Reason ($)	($)
Luann E. Widener	Severance [1]	1,552,500
	Vesting of Options [2]	165,609	153,249
	Vesting of Restricted Stock [3]	253,622	88,497
	Benefit Continuation [4]	45,000
	Retirement Plan Contribution [5]	79,178
	Outplacement [6]	25,000
	Total Payments Before Excise Tax	2,120,909	241,746
	Excise Tax Gross-Up [7]	728,672
	Total	2,849,581	241,746

		Due on Change of
		Control followed
		by termination by
		Company without	Due on
		cause or by	Change of
		Executive for	Control
Name	Type of Compensation	Good Reason ($)	($)
Anthony C. Scarfone	Severance [1]	1,440,000
	Vesting of Options [2]	120,594	109,794
	Vesting of Restricted Stock [3]	218,245	74,051
	Benefit Continuation [4]	45,000
	Retirement Plan Contribution [5]	73,440
	Outplacement [6]	25,000
	Total Payments Before Excise Tax	1,922,279	183,845
	Excise Tax Gross-Up [7]	645,217
	Total	2,567,496	183,845

		Due on Change of
		Control followed
		by termination by
		Company without	Due on
		cause or by	Change of
		Executive for	Control
Name	Type of Compensation	Good Reason ($)	($)
Terry D. Peterson	Severance [1]	397,936
	Vesting of Options [2]	49,128	45,432
	Vesting of Restricted Stock [3]	84,112	35,272
	Benefit Continuation [4]	15,000
	Retirement Plan Contribution [5]		20,295
	Outplacement [6]	25,000
	Total Payments Before Excise Tax	591,471	80,704
	Excise Tax Gross-Up [7]	0
	Total	591,471	80,704

1	Severance is equal to three times for Mr. Schram and the Senior Vice Presidents, and one time for Mr. Peterson, the total of (a) the current base salary, plus (b) the higher of the individual’s target annual bonus or the average actual bonus earned for each of the prior three years.

2	The amount listed in the column titled “Due on Change of Control followed by termination by Company without cause or by Executive for Good Reason” reflects full acceleration of options. The amount listed in the column titled “Due on Change of Control” reflects full acceleration of options for grants made prior to 2007 and no acceleration on stock options granted in 2007.

3	The amount listed in the column titled “Due on Change of Control followed by termination by Company without cause or by Executive for Good Reason” reflects pro-rated acceleration of restricted stock. The amount listed in the column titled “Due on Change of Control” reflects pro-rated acceleration of restricted stock granted prior to 2007 and no acceleration on restricted stock granted in 2007.

4	Assumes $15,000 annually for three years for Mr. Schram and the Senior Vice Presidents, and for one year for Mr. Peterson.

5	Assumes 4 percent defined contribution and 1.1 percent profit sharing payment annually for three years.

6	Assumes full use of the 12-month executive outplacement program at an amount not to exceed $25,000.

7	The excise tax imposed by the Internal Revenue Code (“Code”) on excess “parachute payments” is 20 percent. This excise tax, together with any corresponding tax gross-up, applies only if the total value of change in control payments calculated under Section 280G of the Code equals or exceeds three times the average annual compensation attributable to the executive’s employment with Deluxe over the prior five-year period. As a result, the gross-up amount shown reflects the executive’s unique earnings history with Deluxe and can vary significantly from year to year.
FISCAL YEAR 2007 AUDIT
AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
     The following is the report of the Audit Committee with respect to Deluxe’s audited financial statements presented in its Annual Report to Shareholders for the fiscal year ended December 31, 2007, which include the consolidated balance sheets of Deluxe as of December 31, 2007 and 2006, and the related consolidated statements of income, comprehensive income and cash flows for each of the three years in the period ended December 31, 2007, and the notes thereto. The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Deluxe specifically incorporates it by reference in such filing.
     The Audit Committee of the Board of Directors currently is comprised of the five undersigned directors, all of whom have been determined by the Board to be independent under the rules of the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee acts under a written charter approved by the Board of Directors. The Audit Committee reviews the adequacy of that charter on an annual basis. A complete copy of the Committee’s charter is posted on the Investor Relations page of the Investors section of Deluxe’s website at www.deluxe.com under the “Corporate Governance” caption.
     As stated in its charter, the Audit Committee assists the Board in monitoring the integrity of Deluxe’s financial statements, the effectiveness of the internal audit function and independent registered public accounting firm, and Deluxe’s compliance systems. In carrying out these responsibilities, the Audit Committee met with Deluxe management periodically during the year to consider the adequacy of Deluxe’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with PricewaterhouseCoopers LLP, Deluxe’s independent registered public accounting firm, and with the appropriate financial personnel and internal auditors, and met privately on a regular basis with both the independent registered public accounting firm and with the internal auditors, each of whom reports and has unrestricted access to the Audit Committee.

     The Audit Committee reviewed with management and the independent registered public accounting firm Deluxe’s 2007 audited financial statements and met separately with both management and the independent registered public accounting firm to discuss and review those financial statements and reports prior to issuance. Management has the primary responsibility for Deluxe’s financial statements and the overall reporting process, including Deluxe’s system of internal controls. Management has represented, and PricewaterhouseCoopers LLP has indicated in its opinion to the Audit Committee, that Deluxe maintained, in all material respects, effective internal control over its financial reporting as of December 31, 2007, and that the financial statements were prepared in accordance with generally accepted accounting principles and fairly present, in all material respects, the financial condition and results of operations of Deluxe.
     The Audit Committee also received from, and discussed with, the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Deluxe. As part of its efforts to ensure the independence of Deluxe’s independent registered public accounting firm, the Committee maintains a policy requiring the pre-approval by the Committee of all services to be provided by the independent registered public accounting firm, and reviews all services actually performed by the independent registered public accounting firm in connection with its discussions regarding the independent registered public accounting firm’s continued independence. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of Deluxe’s financial statements.
     Based on the review and discussions referred to above, the Committee recommended to Deluxe’s Board of Directors that Deluxe’s audited financial statements be included in Deluxe’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
MEMBERS OF THE AUDIT COMMITTEE
Martyn R. Redgrave, Chair
Ronald C. Baldwin
Isaiah Harris, Jr.
Cheryl E. Mayberry McKissack
Mary Ann O’Dwyer
Fees Paid to Independent Registered Public Accounting Firm
     Aggregate fees for professional services rendered for Deluxe by PricewaterhouseCoopers LLP during the years ended December 31, 2007 and 2006 were as follows:

	2007	2006
Audit Fees	$1,685,554	$1,768,706

Audit-Related Fees	0	4,500

Tax Fees	0	0

All Other Fees	8,000	8,000

Total Fees	$1,693,554	$1,781,206
     The Audit Fees billed for the years ended December 31, 2007 and 2006 were for professional services rendered for audits of the annual consolidated financial statements and the Company’s internal controls over financial reporting, reviews of the related quarterly financial statements included in Deluxe’s quarterly reports on Form 10-Q filed with the SEC, services in connection with the filing of SEC registration statements, and consultations regarding accounting or disclosure treatment of transactions which were directly part of the audit.
     The Audit-Related Fees billed in the fiscal year ended December 31, 2006 were for employee benefit plan audits. All Other Fees in 2007 and 2006 consist of fees incurred by the Company for Human Resource benchmarking data provided by Saratoga, an affiliate of Pricewaterhouse Coopers LLP.

     The Audit Committee approved all of the services and fees described above.
Policy on Audit Committee Pre-Approval of Accounting Firm Fees and Services
     In order to assure that our independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining their independence, the Audit Committee has adopted a policy which requires the Audit Committee to review and approve all services to be provided by PricewaterhouseCoopers LLP before the firm is engaged to provide such services. The Audit Committee may delegate its pre-approval authority to one or more members of the Audit Committee; provided, however, that a full report of any such delegated approvals must be given at the next Audit Committee meeting. The Audit Committee is required to specifically approve the fee levels for all services. Requests for approval of services must be jointly submitted to the Audit Committee by the independent registered public accounting firm, Deluxe’s Chief Financial Officer and Deluxe’s Vice President of Internal Audit, and must include (1) a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence and (2) a reasonably detailed description of the proposed services. The complete text of our Audit and Non-Audit Services Pre-Approval Policy is posted on the Investor Relations page of the Investors section of our website at www.deluxe.com under the “Corporate Governance” caption. A copy of the Policy is available in print free of charge to any stockholder who submits a request to: Corporate Secretary, Deluxe Corporation, 3680 Victoria Street North, Shoreview, Minnesota 55126.
ITEM 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed PricewaterhouseCoopers LLP as Deluxe’s independent registered public accounting firm to examine Deluxe’s financial statements and internal controls over financial reporting for the fiscal year ending December 31, 2008. PricewaterhouseCoopers LLP has acted as Deluxe’s independent registered public accounting firm since 2001.
     Pursuant to the Audit Committee’s charter, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP as Deluxe’s independent registered public accounting firm for fiscal year ended December 31, 2008 to the shareholders for ratification. Shareholder approval of this appointment is not required, but the Board is submitting the selection of PricewaterhouseCoopers LLP for ratification in order to obtain the views of the Company’s shareholders. If the appointment is not ratified, the Audit Committee will reconsider its selection. Deluxe anticipates that representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they so desire and will be able to respond to appropriate questions from shareholders.
     The Board of Directors recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as Deluxe’s independent registered public accounting firm.
ITEM 3: APPROVAL OF THE 2008 ANNUAL INCENTIVE PLAN
GENERAL
     As explained in the Compensation Discussion and Analysis section of this proxy statement, annual incentive compensation is an integral part of our compensation program. In recent years, our management and highly compensated employees have received awards under Deluxe’s 2004 Annual Incentive Plan, which expires on December 31, 2008. The proposed plan, if approved, would become effective on January 1, 2009. The purpose of these annual incentive plans is to advance the interests of Deluxe and its shareholders by attracting and retaining key employees through competitive compensation packages, and to provide employees with an opportunity to increase their ownership of our common stock, which will align their personal interests to Deluxe’s long-term success. As in the case of the current plan, the proposed 2008 Annual Incentive Plan (the “2008 Incentive Plan” or “Plan”) is designed to reward executive officers and key employees only if specific, objective, predetermined performance goals are achieved during a performance period.
     Subject to shareholder approval, the 2008 Incentive Plan is designed so that compensation paid under the Plan will be tax deductible by Deluxe under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code generally limits to $1,000,000 the amount that Deluxe is allowed each year to deduct for compensation paid to our chief executive officer and our three most highly compensated executive officers other than our chief financial officer (sometimes referred to as “162(m) officers”). However, “qualified performance-based compensation” is not subject to this deductibility limit. The 2008 Incentive Plan contains provisions necessary for the incentive payments made under the Plan to qualify as performance-based compensation, including the requirement that Deluxe’s shareholders approve the business criteria upon which performance goals are based and a limit on the maximum amount that may be paid to an executive officer with respect to any performance period.
     In accordance with the requirements of Section 162(m) of the Code, the 2008 Incentive Plan is being presented to shareholders for their approval. If the shareholders approve the Plan, all incentive payments under the Plan would be deductible under Section 162(m) of the Code for the next five fiscal years. If the Plan is not approved by shareholders, no awards would be paid to the 162(m) officers under the Plan. In such event, the Compensation Committee could use an alternative framework for the annual incentive program, but such alternative likely would not comply with Section 162(m).
     The complete text of the 2008 Incentive Plan is attached as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to Appendix A.
SUMMARY OF THE 2008 INCENTIVE PLAN
Eligibility
     Participation in the Plan would be limited to executive officers and other key employees selected by the Compensation Committee. As of the date of this proxy statement, approximately 150 employees would be expected to be participants in the 2008 Incentive Plan.
Administration
     The Plan would be administered by the Compensation Committee of the Board, which consists solely of individuals who qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code. On or prior to the 90th day of each performance period under the Plan, the Compensation Committee must designate the participants, set the performance goals for the awards for the applicable performance period, determine the percentage of any match to be provided on that portion of awards participants elect to receive in the form of equity as opposed to cash, and determine the other terms and conditions of the awards. Before March 15 of the year following a performance period, the Compensation Committee would be required to certify the extent to which the applicable performance goals have been achieved and the payments to be made based on that certification. The Compensation Committee also would have the authority to interpret the Plan, and to establish rules and make any determinations for the administration of the Plan in accordance with applicable law.
     The Compensation Committee would have the authority to delegate any of its powers and duties under the 2008 Incentive Plan to one or more of Deluxe’s officers or a committee of such officers, unless such delegation would cause the Plan to fail to comply with the provisions of Section 162(m) of the Code. In addition, the Compensation Committee would be prohibited from delegating its power to make determinations regarding awards for executive officers.
Determination of Incentive Awards; Payment
     Awards granted to participants under the Plan would be specified as a dollar amount or percentage of annual base salary, as determined by the Compensation Committee. The right to receive payment of any award would be based solely on the attainment of one or more specific, objective, predetermined performance goals selected by the Compensation Committee within the first 90 days of a performance period. For the chief executive officer and other 162(m) officers, performance goals would be based solely on one or more of the following business criteria: sales values; margins; volume; cash flow; stock price; market share; revenue; sales; earnings per share; profits; earnings before interest expense and taxes; earnings before interest expense, interest income and taxes; earnings before interest expense, taxes, and depreciation and/or amortization; earnings before interest expense, interest income, taxes, and depreciation and/or amortization; return on equity or costs; return on invested or average capital employed; economic value; or cumulative total return to shareholders. The Compensation Committee could designate other performance criteria for awards to participants who are not 162(m) officers of Deluxe. Performance goals could be set to relate to a particular individual, an identifiable business unit or Deluxe as a whole.

     The maximum amount of any payment that could be made to an individual participant pursuant to the Plan for any performance period could not exceed $5,000,000. Once awards have been calculated under the predetermined criteria, the Compensation Committee could not make an adjustment that would increase the payment to any 162(m) officer for any performance period, but would have discretion to reduce the payment that would otherwise be payable under the performance criteria. The Compensation Committee would have the discretion to increase or decrease the amount of an award otherwise payable to any participant who is not a 162(m) officer.
     The Compensation Committee could permit participants to elect to receive all or portion of their incentive payment in the form of cash, shares of common stock, restricted stock units or a combination of these. All equity compensation paid to participants would be granted under and governed by the terms and conditions of Deluxe’s 2008 Stock Incentive Plan, a copy of which is attached to this proxy statement and also is being submitted for shareholder approval (see Item 4 below). The Compensation Committee could also award additional shares of common stock or restricted stock units to participants who elect to receive their incentive payment in the form of equity (i.e., provide an equity match), provided that the value of all such shares and restricted stock units, combined with other awards payable to an individual participant under the Plan, would not exceed $5,000,000 for any performance period. Shares of common stock and restricted stock units would be granted under and governed by the terms and conditions of Deluxe’s 2008 Stock Incentive Plan. We expect that a participant who receives restricted stock units would also receive cash payments equivalent to any cash dividends paid on a corresponding number of shares of Deluxe common stock until such time the restricted stock units are forfeited or exchanged for shares of common stock. Participants may also elect to defer any cash incentive payments in accordance with any available deferred compensation plan.
Amendment and Termination
     The Board of Directors would have the authority to amend, suspend or terminate the 2008 Incentive Plan without the approval of Deluxe’s shareholders unless, in the absence of shareholder approval, such action would violate the rules or regulations of the New York Stock Exchange or any other securities exchange that are applicable to Deluxe. The Plan would terminate by its terms on December 31, 2013. No awards could be granted under the Plan after it terminates, but outstanding awards could extend beyond the termination unless otherwise expressly provided in the Plan.
Federal Tax Consequences
     The following is a summary of the principal federal income tax consequences generally applicable to incentive payments that could be made under the 2008 Incentive Plan.
     The amount of any cash or the dollar value of any common stock received outright and not subject to forfeiture, or common stock received upon vesting of restricted stock units granted in connection with the Plan, would be taxable as ordinary income to a participant. Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, compensation paid under the Plan is “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, Deluxe would be entitled to a corresponding tax deduction no later than the time a participant recognizes ordinary income from an award under the Plan.
     Participants who received shares of common stock pursuant to the Plan that were not transferable and subject to a substantial risk of forfeiture would be required, unless a special election were made pursuant to the Code, to recognize ordinary income equal to the fair market value of such securities, determined as of the first time such securities become transferable or were not subject to a substantial risk of forfeiture, whichever occurred earlier. Deluxe would expect to be entitled to a corresponding tax deduction. It is not anticipated that there would be any tax consequences to Deluxe in connection with a subsequent disposition of any securities acquired by a participant.
BOARD VOTING RECOMMENDATION
     The Board of Directors recommends that you vote FOR the proposal to approve the Deluxe Corporation 2008 Annual Incentive Plan.

ITEM 4: APPROVAL OF THE 2008 STOCK INCENTIVE PLAN
GENERAL
     Deluxe’s shareholders approved the Company’s current Stock Incentive Plan in 2000 and approved amendments to that plan in 2002 and 2004 (the “2000 Stock Incentive Plan”). The 2000 Stock Incentive Plan expires on December 31, 2008. The Company proposes to replace the 2000 Stock Incentive Plan with the 2008 Stock Incentive Plan (the “2008 Stock Incentive Plan” or “Plan”), subject to shareholder approval. If approved, the 2008 Stock Incentive Plan would immediately become effective and the 2000 Stock Incentive Plan would simultaneously terminate. The Plan provides for grants of various types of stock-based awards that are designed to align the interests of our executive officers and other key employees with the long-term interests of our shareholders and to support Deluxe’s business objectives. We intend to continue to rely on a combination of options and other stock-based awards to achieve our compensation objectives. This strategy is outlined in further detail in the Compensation Discussion and Analysis section of this proxy statement. Accordingly, the Board of Directors recommends approval of the 2008 Stock Incentive Plan, as described below.
     The 2008 Stock Incentive Plan would make 4,000,000 shares available for awards under the Plan. In accounting for usage of this authorized pool of shares, however, certain awards such as restricted stock and performance awards (referred to as “Full Value Awards”) would have the effect of reducing the available pool more than other awards, as further described below and in the Plan. The proposed Plan also would permit performance awards paid under it to be tax deductible to Deluxe under Section 162(m) of the Code, as “qualified performance-based compensation,” as did the 2000 Stock Incentive Plan.
     If the 2008 Stock Incentive Plan is not approved by shareholders, Deluxe will continue to use the 2000 Stock Incentive Plan in its current form as the framework for its equity-based incentive compensation program until its expiration date. However, after its expiration date, we would not be able to continue to offer a long-term incentive program that employs equity awards, which could put us at a competitive disadvantage in recruiting and retaining talent, and also make it more difficult for us to align employee interests with those of our shareholders through a program that includes stock ownership. Without shareholder approval, Performance Awards and similar long-term cash incentives also would not be tax deductible to the Company under Section 162(m) of the Code.
     The following is a summary of the material terms of the 2008 Stock Incentive Plan. The complete text of the Plan is attached as Appendix B to this proxy statement. The following summary is qualified in its entirety by reference to Appendix B.
SUMMARY OF THE 2008 STOCK INCENTIVE PLAN
Shares Available For Awards
     The 2008 Stock Incentive Plan would provide for the issuance of up to 4,000,000 shares of common stock, subject to adjustment for any dividend or other distribution, recapitalization, stock split, merger or other similar corporate transaction or event affecting our shares of common stock. The Plan would provide that no participant may be granted an award of more than 500,000 shares in the aggregate in any calendar year, the value of which award or awards is based solely on an increase of the value of shares after the date of grant of the award or awards.
     If any shares of common stock subject to any award or to which an award related were not purchased or are forfeited, or if any such award terminated without the delivery of any shares, the shares previously set aside for such awards would be available for future awards under the Plan. Shares delivered to the Company or withheld from an award for payment of an exercise price or tax withholding would not be available for future grants under the Plan. Shares underlying awards that allowed the holder to receive or purchase shares would be counted against the aggregate number of shares available under the Plan. If an award or a portion of it provided for receipt of shares without payment of an amount equal to the fair market value of the shares at the time of the grant (referred to as Full Value Awards), the aggregate number of shares available for grants under the Plan would be reduced by the number of shares underlying such Full Value Award multiplied by 2.29, or if such an award were forfeited or terminated without delivery of the shares, the number of shares that again became eligible for grants would be multiplied by 2.29.
Administration
     The Compensation Committee would administer the 2008 Stock Incentive Plan and have full power and authority to determine when and to whom awards would be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Plan and applicable law. Subject to the provisions of the Plan, the Compensation Committee could amend or waive the terms and conditions of an outstanding award, but would be prohibited from repricing outstanding stock options or changing the time or form of payment of an outstanding award in a way that would cause the Plan to fail to comply with Section 409A of the Code. The Compensation Committee would have authority to interpret the Plan and establish rules and regulations for its administration. In the event of a merger or similar transactions, the Compensation Committee could cause shares underlying outstanding awards to be converted into stock of the resulting entity or could cause the awards to be settled by a cash payment equal to the fair market value of the resulting shares reduced by the exercise price of the award or cancelled without payment if the fair market value did not exceed the exercise price. The Compensation Committee could delegate its powers and duties to one or more of Deluxe’s officers, except that the Compensation Committee could not delegate any of its powers and duties with respect to individuals who were subject to Section 16 of the Exchange Act or in a way that would cause the 2008 Stock Incentive Plan to fail to comply with any of the requirements of Section 162(m) of the Code.
Eligible Employees
     Any employee or non-employee director of Deluxe or its affiliates selected by the Compensation Committee would be eligible to receive an award under the 2008 Stock Incentive Plan. As of the date of this proxy statement, if the Plan were in effect, approximately 225 employees, officers and directors would be eligible as a class to be selected by the Compensation Committee to receive awards under the Plan.
Types of Awards and Terms and Conditions
     The 2008 Stock Incentive Plan would permit the granting of:
•	stock options;

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	performance awards;

•	dividend equivalents; and

•	other stock-based awards valued in whole or in part by reference to or otherwise based upon the value of the Company’s common stock.
     Awards could be granted alone, in addition to, in combination with or in substitution for any other award granted under the Plan or any other compensation plan. Notwithstanding the foregoing, although a stock appreciation right could be granted in tandem with a non-qualified stock option, the recipient could exercise only one or the other and the shares would be counted only once toward reduction of the authorized share pool. Awards could be granted for no cash consideration or for such minimal cash consideration as might be required by applicable law, and could provide that upon the grant or exercise thereof, the holder would receive cash, shares of common stock or other securities, awards or property, or any combination of these. The exercise price per share under any stock option, the grant price of any SAR and the purchase price of any security which could be purchased under any other stock-based award could not be less than the fair market value on the date of grant of such option, SAR or award. Determinations of fair market value under the Plan would be made in accordance with methods and procedures established by the Compensation Committee, but the fair market value of Deluxe shares always would be based on the closing price of those shares on the relevant date.
     Stock Options. Options granted under the Plan could not have terms longer than ten years, except that in the event the recipient of an incentive stock option owned more than ten percent of the Company’s stock, the term of the option could be no longer than five years. Option recipients could exercise their options by tendering cash, shares of common stock or other consideration having a fair market value on the date the option was exercised equal to the exercise price, or 110% of the fair market value if the payment were in exercise of an incentive stock option by a participant who owned more than ten percent of the Company’s stock. The Plan would not permit the grant of additional options to purchase shares of common stock to participants who exercised their options by delivery of shares in payment of the exercise price. The fair market value of incentive stock options granted to an individual in any one year could not exceed $100,000, and no options could be granted at an exercise price less than the fair market value of the underlying shares on the date of grant.
     Stock Appreciation Rights. The holder of a SAR would be entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares of common stock over the grant price of the SAR, which can be no less than the fair market value of the underlying shares on the grant date.
     Restricted Stock and Restricted Stock Units. Shares of restricted stock and restricted stock units would be subject to such restrictions as the Compensation Committee might impose (including any limitations on the right to vote or the right to receive dividends). These restrictions could lapse separately or in combination at any time, in installments or otherwise as the Compensation Committee determined. Restricted stock and restricted stock units could not be transferred by the holder until the restrictions established by the Compensation Committee lapsed. Holders of restricted stock units would have the right, subject to any terms and conditions imposed by the Compensation Committee, to receive shares of common stock at some future date. Except as otherwise determined by the Committee, upon termination of the holder’s employment (as determined under criteria established by the Compensation Committee) during the applicable restriction period, shares of restricted stock and restricted stock units would be forfeited. The Compensation Committee also would retain the authority, when it found that a waiver would be in the best interests of Deluxe, to waive all or part of any remaining restrictions.
     Performance Awards. Performance awards granted under the 2008 Stock Incentive Plan would be intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Performance awards would give participants the right to receive payments based solely upon the achievement of certain performance goals during a specified performance period. With respect to performance awards intended to qualify as “performance-based compensation,” the Compensation Committee would establish the performance criteria and target awards for each award recipient within the first 90 days of each performance period. Performance goals would be based solely on one or more of the following business criteria: sales values; margins; volume; cash flow; stock price; market share; revenue; sales; earnings per share; share price; profits; earnings before interest expense and taxes; earnings before interest expense, interest income and taxes; earnings before interest expense, taxes, and depreciation and/or amortization; earnings before interest expense, interest income, taxes, and depreciation and/or amortization; return on equity; assets or costs; return on invested or average capital employed; economic value; or cumulative total return to shareholders.
     The measure of performance would be set by reference to an absolute standard or a comparison with specified companies or groups of companies and would be applied at individual or organizational levels. Following the close of a performance period and prior to payment of any amount with respect to a performance award, the Compensation Committee would certify the attainment of applicable goals and such certification would occur in sufficient time to permit payment to be made by the fifteenth day of the third month following the end of the performance period. The aggregate dollar value of performance awards paid to any recipient in any calendar year could not exceed $5,000,000. If a participant died, became permanently and totally disabled or if such participant’s employment were terminated for some other reason, the Compensation Committee could provide for a pro rata payment of the award for periods leading up to the termination of employment.
     Other Stock-Based Awards. Under the 2008 Stock Incentive Plan, dividend equivalents could be authorized by the Compensation Committee with respect to Restricted Stock, Restricted Stock Units or Performance Awards payable in stock, but not with respect to options or stock appreciation rights, which provide for payments (in cash, shares of common stock or otherwise, as determined by the Compensation Committee) equivalent to the amount of cash dividends to other shareholders with respect to a number of shares of common stock determined by the Compensation Committee. These dividend equivalents would be paid at the same time as dividends paid to the Company’s shareholders, unless the Compensation Committee were to specify otherwise in the applicable award agreements. The Compensation Committee would also be authorized to establish the terms and conditions of other stock-based awards.
     Certain Awards to Non-Employee Directors. Each non-employee director would be eligible to receive or elect to receive his or her fees for service on the Board and its committees in shares of common stock or restricted stock units, and to defer the receipt of any such shares by filing with the Company an election to do so no later than December 31 of the year preceding the year to which the election would apply. Any director whose initial appointment to the Board occurred during the year would have 30 days from such appointment to file an election which would then apply to the remainder of the year. Each non-employee director also would be eligible to receive non-qualified stock options, stock appreciation rights, and restricted stock or restricted stock units.
     If a participating director left the Board prior to the end of a fiscal quarter, the director would be paid the quarterly installment of the fees for the quarter in accordance with the director’s previously filed election provided that the director would not continue or resume providing services to the Company.
     In the event of a change of control as defined by Section 409A of the Code, the stock units deferred by a participating director as of the last business day prior to the change of control would be converted into an equal number of shares of the resulting entity, and such shares would be issued or distributed to the participating director as soon as practical.
     Duration, Termination and Amendment. Unless earlier discontinued or terminated by the Board of Directors, the 2008 Stock Incentive Plan would expire on December 31, 2018. No awards could be made after that date. However, unless otherwise expressly provided in the Plan or an applicable award agreement, any award granted under the Plan prior to its expiration could extend beyond the end of such period.
     The Board of Directors could amend, alter or discontinue the Plan at any time, although shareholder approval would be required for any action that would increase the number of shares available or the award limits under the Plan, or cause Deluxe to be unable, under the Code, to grant incentive stock options. Shareholder approval also would be required for any action that, absent such approval, would violate the rules and regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. applicable to Deluxe.
Federal Tax Consequences
     The grant of an option or SAR under the 2008 Stock Incentive Plan would not be expected to result in any taxable income to the recipient. The holder of an incentive stock option generally would have no taxable income upon exercising the option (except that a liability might arise pursuant to the alternative minimum tax), and Deluxe would not be entitled to a tax deduction when an incentive stock option was exercised. Upon exercising a non-qualified stock option, participants would recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and Deluxe would be entitled at that time to a tax deduction in the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received would be taxable to the recipient as ordinary income and deductible by Deluxe. The tax consequence to a participant upon a disposition of shares acquired through the exercise of an option or SAR would depend on how long the shares were held and whether such shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there would be no tax consequence to Deluxe in connection with disposition of shares acquired under an option, except that Deluxe might be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.
     With respect to other awards that would be payable either in cash or shares of common stock and were either transferable or not subject to substantial risk of forfeiture, the holder of such an award would recognize ordinary income equal to the excess of (1) the cash or the fair market value of the shares of common stock received (determined as of the date of such receipt) over (2) the amount (if any) paid for such shares of common stock by the holder of the award, and Deluxe would be entitled at that time to a deduction for the same amount. With respect to an award that would be payable in shares of common stock that were restricted as to transferability and subject to substantial risk of forfeiture, unless a special election were made pursuant to the Code, the holder of the award would recognize ordinary income equal to the excess of (a) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (b) the amount (if any) paid for such shares of common stock by the holder, and Deluxe would be entitled at that time to a tax deduction in the same amount. Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the Plan were “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, Deluxe would be entitled to a corresponding tax deduction at the time a participant recognized ordinary income.
     Special rules might apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election were made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR, or when restricted stock units vested, might be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period up to six months after the date of exercise or vesting. Accordingly, the amounts of any ordinary income recognized, and the amount of Deluxe’s tax deduction, would be determined as of the end of such period.
     Under the 2008 Stock Incentive Plan, the Compensation Committee could permit participants receiving or exercising awards, upon such terms and conditions as it may impose, to surrender shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) or other property to Deluxe to satisfy federal and state tax obligations.
BOARD VOTING RECOMMENDATION
     The Board of Directors recommends that you vote FOR the proposal to approve the Deluxe Corporation 2008 Stock Incentive Plan.

     The following table provides information concerning all of our equity compensation plans as of December 31, 2007:
Equity Compensation Plan Information

Number of
	securities to be	Weighted-average
	issued upon	exercise price of	Number of securities remaining
	exercise of	outstanding	available for future issuance
	outstanding	options, warrants	under equity compensation
	options, warrants	and rights	plans (excluding securities
Plan category	and rights	($)	reflected in the first column)
Equity compensation plans approved by shareholders	3,337,339 (1)	36.26 (1)	7,152,380 (2)
Equity compensation plans not approved by shareholders	None	None	None

Total	3,337,339	36.26	7,152,380

1	Includes awards granted under our 2000 Stock Incentive Plan, as amended, and our previous stock incentive plan, adopted in 1994. The number of securities to be issued upon exercise of outstanding options, warrants and rights includes 3,284,229 outstanding stock options and 53,110 restricted stock unit awards. In addition, as of December 31, 2007, there were 504,133 unvested restricted stock awards. As of February 20, 2008, and taking into account the 2008 annual grants made on that day, there were outstanding 3,778,662 options, with a weighted average exercise price of 34.73 and a weighted average remaining term of 3.83 years, and 533,596 unvested shares of restricted stock. With the exception of an estimated 4,191 shares allocated to first quarter director fee payments (see footnote 2 below), no further grants are anticipated before the annual meeting of shareholders on April 30, 2008, and we anticipate that 2,024,620 shares will remain available for future issuance under our 2000 Stock Incentive Plan as of that date. If the 2008 Stock Incentive Plan is approved at the annual meeting, the 2000 Stock Incentive Plan will be terminated and none of these shares will remain available for future issuance.

2	Includes 4,357,348 shares reserved for issuance under our Amended and Restated 2000 Employee Stock Purchase Plan. As of December 31, 2007, of the total available for future issuance, 2,566,976 shares remained available, in the aggregate, for grants of restricted stock, restricted stock units and performance awards under our 2000 Stock Incentive Plan. Since December 31, 2007, an estimated aggregate of 856,623 additional shares have been allocated to awards made under the 2000 Stock Incentive Plan, consisting of the following: 81,132 shares for restricted stock units issued on January 22, 2008, in connection with elections made by employees to receive a portion of their 2007 annual incentive compensation in the form of equity; 175,600 shares for performance accelerated restricted stock and 595,700 shares for stock options granted on February 20, 2008, as part of the grants made under the Company’s long-term incentive program; and an estimated 4,191 shares to be allocated on March 15, 2008, pursuant to elections made by certain non-employee directors to receive a portion of their quarterly compensation in equity. This estimate is based upon non-employee directors’ first quarter compensation of $94,381.32 divided by the closing price of Deluxe common stock of $22.52 on February 20, 2008. Dividend equivalents are not paid on outstanding options.
2009 SHAREHOLDER PROPOSALS
     Any shareholder proposals intended to be included in the proxy statement for the annual meeting of shareholders in 2009 must be received by Deluxe’s Corporate Secretary at 3680 Victoria Street N., Shoreview, Minnesota 55126-2966 no later than the close of business on November 10, 2008. Proposals received by that date will be included in Deluxe’s 2008 proxy statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the SEC.
     Deluxe’s Bylaws provide that a shareholder may present a proposal at the 2009 annual meeting of shareholders that is not included in Deluxe’s proxy statement if proper written notice is given to Deluxe’s Chief Executive Officer or

Corporate Secretary at the Company’s principal executive offices no later than the close of business on November 10, 2008. The proposal must contain the information required by Deluxe’s Bylaws. You may obtain a copy of the Bylaws by writing to Deluxe’s Corporate Secretary.
OTHER BUSINESS
     The Board of Directors does not intend to present any business at the meeting other than the matters specifically set forth in this proxy statement and knows of no other business scheduled to come before the meeting. If any other matters are brought before the meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of Deluxe and its shareholders. The proxies solicited by Deluxe will confer discretionary authority on the persons named therein as proxies to vote on any matter presented at the meeting of which the Board of Directors did not have knowledge a reasonable time before Deluxe printed and mailed these proxy materials.
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K
     Shareholders who wish to obtain a copy of our 2007 Annual Report and/or a copy of the Form 10-K filed with the SEC for the year ended December 31, 2007, may do so without charge by viewing these documents on our website at www.deluxe.com or by writing to: Corporate Secretary, Deluxe Corporation, 3680 Victoria Street North, Shoreview, Minnesota 55126.

By order of the Board of Directors

Anthony C. Scarfone
Secretary
     March 10, 2008

APPENDIX A
DELUXE CORPORATION
2008 ANNUAL INCENTIVE PLAN
     1. ESTABLISHMENT. On February 20, 2008, the Board of Directors of Deluxe Corporation (“Deluxe”), upon recommendation by the Compensation Committee of the Board of Directors, approved an incentive plan for executives and key employees of the Company as described herein, which plan shall be known as the “Deluxe Corporation 2008 Annual Incentive Plan.” This Plan shall be submitted for approval by the shareholders of Deluxe at the 2008 Annual Meeting of Shareholders, and no benefits shall be paid to Executives pursuant to this Plan unless and until this Plan has been approved by the shareholders.
     2. PURPOSE. The purpose of this Plan is to advance the interests of Deluxe and its shareholders by attracting and retaining key employees, and by stimulating the efforts of such employees to contribute to the continued success and growth of the business of the Company. This Plan is further intended to provide employees with an opportunity to increase their ownership of the Deluxe’s common stock and, thereby, to increase their personal interest in the long-term success of the business in a manner designed to increase shareholder value.
     3. DEFINITIONS. When the following terms are used herein with initial capital letters, they shall have the following meanings:
     3.1 Base Salary - a Participant’s annualized base salary, as determined by the Compensation Committee, as of the last day of a Performance Period.
     3.2 Code - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations or other authoritative administrative guidance promulgated thereunder.
     3.3 Common Stock - the common stock, par value $1.00 per share, of Deluxe.
     3.4 Company - Deluxe Corporation, a Minnesota corporation, and its subsidiaries or affiliates, whether now or hereafter established.
     3.5 Compensation Committee - the Compensation Committee, a standing committee of the Board of Directors of Deluxe, or such other committee as may be designated by the Board of Directors to administer the Plan; provided that if any committee other than the Compensation Committee is designated, such committee shall have at least two members, and shall consist exclusively of members of the Board of Directors each of whom is both “independent” as defined by Section 3.03A.02 of the Listed Company Manual of the New York Stock Exchange and a “non-employee director” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any successor rule or regulation. At least two members of the Compensation Committee shall be “outside directors” within the meaning of Treasury Regulations §1.162-27(e)(3), and if there are other members of the Compensation Committee that are not outside directors as so defined, any grant to, or determination with respect to, an Executive shall be made by a subcommittee of the Compensation Committee composed only of the outside directors as so defined.
     3.6 Deferred Compensation Plan - the Deluxe Corporation Deferred Compensation Plan, as amended and restated effective October 26, 2000, and thereafter amended from time to time, or such other deferred compensation plan as may be designated by the Compensation Committee for purposes of making deferral elections pursuant to Section 6.1 for any Performance Period.

     3.7 Executives - all Participants for a given Performance Period designated by the Compensation Committee as “Executives” for purposes of this Plan. The Compensation Committee shall designate as Executives all Participants it reasonably believes may be “covered employees” under Treasury Regulations §1.162-27(c)(2), as interpreted by IRS Notice 2007-49, for that Performance Period.
     3.8 Match Percentage - the percentage established by the Compensation Committee pursuant to the Plan as provided in Section 6.1 below.
     3.9 Maximum Award Percentage - a percentage, which may be greater or less than 100%, as determined by the Compensation Committee for each Participant with respect to each Performance Period and with respect to each Performance Factor.
     3.10 Other Participants - all Participants for a given Performance Period who are not designated as “Executives” by the Compensation Committee for such Performance Period.
     3.11 Participants — any management or highly compensated employees of the Company who are designated by the Compensation Committee prior to the start of a Performance Period as Participants in this Plan. Directors of the Company who are not also employees of the Company are not eligible to participate in the Plan. Participants shall be designated as either Executives or Other Participants by the Compensation Committee as provided in Section 4.3 below.
     3.12 Performance Factor - the pre-established, objective performance goals selected by the Compensation Committee for each Participant with respect to each Performance Period and which shall be determined solely on account of the attainment of one or more pre-established, objective performance goals selected by the Compensation Committee in connection with the grant of an award hereunder; provided, however, that in the case of Other Participants, such performance goals need not be objective and may be based on such business criteria as the Compensation Committee may determine to be appropriate, which may include financial and nonfinancial performance goals that are linked to such individual’s business unit or the Company as a whole or to such individual’s areas of responsibility. The objective performance goals for Executives shall be based solely on one or more of the following business criteria, which may apply to the individual in question, an identifiable business unit or the Company as a whole, and on an annual or other periodic or cumulative basis: sales values, margins, volume, cash flow, stock price, market share, revenue, sales, earnings per share, profits, earnings before interest expense and taxes, earnings before interest expense, interest income and taxes, earnings before interest expense, taxes, and depreciation and/or amortization, earnings before interest expense, interest income, taxes, and depreciation and/or amortization, return on equity, costs or assets, return on invested or average capital employed, economic value, or cumulative total return to shareholders (in each case, whether compared to pre-selected peer groups or not).
     3.13 Performance Period - each consecutive twelve-month period commencing on January 1 of each year during the term of this Plan, beginning with January 1, 2009.
     3.14 Plan - this Deluxe Corporation 2008 Annual Incentive Plan.
     3.15 Stock Incentive Plan - the Deluxe Corporation 2008 Stock Incentive Plan, as amended from time to time.
     3.16 Target Award - a dollar amount or a percentage of Base Salary, which may be greater or less than 100%, as determined by the Compensation Committee with respect to each Participant for each Performance Period.
3.17 Units - Restricted Stock Units, as defined in the Stock Incentive Plan.

     4. ADMINISTRATION.
     4.1 Power and Authority of Compensation Committee. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full power and authority, subject to all the applicable provisions of the Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (b) construe, interpret and administer the Plan and any instrument or agreement relating to the Plan, (c) determine, from time to time, whether shares of Common Stock and/or Units will be made available to Participants under the Plan, and (d) make all other determinations and take all other actions necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Compensation Committee pursuant to the Plan or any instrument or agreement relating to the Plan shall be (i) within the sole discretion of the Compensation Committee, (ii) may be made at any time and (iii) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, Participants, and their legal representatives and beneficiaries, and employees of the Company.
     4.2 Delegation. The Compensation Committee may delegate its powers and duties under the Plan to one or more officers of the Company or a committee of such officers, subject to such terms, conditions and limitations as the Compensation Committee may establish in its sole discretion; provided, however, that the Compensation Committee shall not delegate its power (a) to make grants to or determinations (including certification pursuant to Section 4.4) regarding officers or directors of the Company who are subject to Section 16 of the 1934 Act or (b) in such a manner as would cause the Plan not to comply with the provisions of Section 162(m) of the Code.
     4.3 Determinations made prior to each Performance Period. On or before the 90th day of each Performance Period, the Compensation Committee shall:
     (a) designate all Participants (including designation as Executives or Other Participants) for such Performance Period;
     (b) establish a Target Award and a Match Percentage for each Participant; and
     (c) with respect to each Participant, establish one or more Performance Factors and a corresponding Maximum Award Percentage for each Performance Factor.
     4.4 Certification. Following the close of each Performance Period and prior to payment of any amount to any Participant under the Plan, the Compensation Committee must certify in writing which of the applicable Performance Factors for that Performance Period (and the corresponding Maximum Award Percentages) have been achieved and certify as to the attainment of all other factors upon which any payments to a Participant for that Performance Period are to be based. Such certification shall be made in time to permit payments to be made not later than the fifteenth day of the third month following the end of the Performance Period.
     4.5 Shareholder Approval. The material terms of this Plan shall be disclosed to and submitted for approval by shareholders of the Company in accordance with Section 162(m) of the Code. No amount shall be paid to any Executive under this Plan unless such shareholder approval has been obtained.
     5. INCENTIVE PAYMENT.
     5.1 Formula. Each Participant shall receive an incentive payment for each Performance Period in an amount not greater than:

     (a) the Participant’s Target Award for the Performance Period, multiplied by
     (b) the Participant’s Maximum Award Percentage for the Performance Period that corresponds to the Performance Factor achieved by the Participant for that Performance Period.
     5.2 Limitations.
     (a) Discretionary Increase or Reduction. The Compensation Committee shall retain sole and absolute discretion to increase or reduce the amount of any incentive payment otherwise payable to any Participant under this Plan, but may not increase the payment to any Executive for any Performance Period.
     (b) Continued Employment. Except as otherwise provided by the Compensation Committee, no incentive payment under this Plan with respect to a Performance Period shall be paid or owed to a Participant whose employment terminates prior to the last day of such Performance Period.
     (c) Maximum Payments. No Participant shall receive a payment under this Plan for any Performance Period in excess of $5.0 million, including the value of any Match Percentage.
     6. BENEFIT PAYMENTS
     6.1 Time and Form of Payments. Prior to a date specified by the Compensation Committee, but in no event later than the date immediately preceding the first day of the Performance Period unless otherwise permitted by the Deferred Compensation Plan in accordance with Section 409A of the Code, each Participant shall elect whether to receive benefits which may be paid under the Plan in cash or in the form of shares of Common Stock or Units (whichever is made available by the Compensation Committee to such Participant in the Compensation Committee’s sole discretion) or some combination thereof. Participants who elect to receive some percentage of the incentive payment in the form of cash shall be entitled to elect, at the same time as the cash election is made, to defer such receipt in accordance with the terms of the Deferred Compensation Plan, in which event the time and form of payment of the deferred amount shall be governed exclusively by the terms of the Deferred Compensation Plan. In the event a Participant has elected to receive some percentage of the incentive payment in the form of cash, and subject to any such deferred compensation election, such cash incentive shall be paid as soon as administratively feasible after the Compensation Committee has made the certifications provided for in Section 4.4 above and otherwise determined the amount of such Participant’s incentive payment payable under this Plan, but in no event later than the fifteenth day of the third month following the end of the Performance Period. In the event that a Participant chooses to receive some percentage of the incentive payment in the form of shares or Units (as the case may be), in lieu of cash (the “Share Dollar Amount”), the Participant shall be entitled to receive shares of restricted Common Stock or Units (as the case may be) equal to a percentage (the “Match Percentage”) of the Share Dollar Amount established by the Compensation Committee pursuant to this Plan. The number of shares or Units issued or granted pursuant to this Section 6.1 shall be determined based on the fair market value of a share of Common Stock (as determined in accordance with the terms of the Stock Incentive Plan) as of the date specified by the Compensation Committee that such shares or Units are to be issued or awarded, after the Compensation Committee has made the certifications required by Section 4.4 above and otherwise determined the amount of a Participant’s incentive payment payable under this Plan.
     In the event a Participant has elected to receive some percentage of the incentive payment in the form of shares of Common Stock or Units (as the case may be), such shares or Units shall be issued or awarded, respectively, pursuant to the Stock Incentive Plan, which shares or Units shall be subject to such forfeiture rights and to such restrictions regarding transfer as may be established by the Compensation Committee; provided, however, that the individual share limitations contained in Section 4(d)(i) and (ii) of the Stock Incentive Plan shall not apply to shares issued under this Plan, but the aggregate value of any cash, shares and Units paid or granted to any Participant for any Performance Period shall be subject to Section 5.2(c) of this Plan.

     6.2 Nontransferability. Except as otherwise determined by the Compensation Committee, no right to any incentive payment hereunder, whether payable in cash, shares or other property, shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that if so determined by the Compensation Committee, a Participant may, in the manner established by the Compensation Committee designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any cash, shares or property hereunder upon the death of the Participant. No right to any incentive payment hereunder may be pledged, attached or otherwise encumbered, and any purported pledge, attachment or encumbrance thereof shall be void and unenforceable against the Company.
     6.3 Tax Withholding. In order to comply with all applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, the Compensation Committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation, the establishment of policies to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or part of the federal and state taxes to be withheld or collected upon receipt or payment of (or the lapse of restrictions relating to) an incentive payment payable hereunder, the Compensation Committee, in its sole discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon payment of (or the lapse of restrictions relating to) an incentive payment hereunder with a fair market value equal to the amount of such taxes or (b) delivering to the Company shares of Common Stock other than the shares issuable upon payment of (or the lapse of restrictions relating to) such incentive payment with a fair market value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.
     7. AMENDMENT AND TERMINATION; AND ADJUSTMENTS.
     Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan:
     (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan, without the approval of the shareholders of the Company, except that no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company.
     (b) Waivers of Incentive Payment Conditions or Rights. The Compensation Committee may waive any conditions of or rights of the Company under any right to an incentive payment hereunder, prospectively or retroactively.
     (c) Limitation on Amendments to Incentive Payment Rights. Neither the Compensation Committee nor the Company may amend, alter, suspend, discontinue or terminate any rights to an incentive payment, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.
     (d) Correction of Defects, Omissions and Inconsistencies. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

     8. MISCELLANEOUS
     8.1 Effective Date. This Plan shall be deemed effective, subject to shareholder approval, as of January 1, 2009.
     8.2 Term of the Plan. Unless the Plan shall have been discontinued or terminated, the Plan shall terminate on December 31, 2013. No right to receive an incentive payment shall be granted with respect to a Performance Period that will end after the termination of the Plan. However, unless otherwise expressly provided in the Plan, any right to receive an incentive payment theretofore granted may extend beyond the termination of the Plan, and the authority of the Board of Directors and Compensation Committee to amend or otherwise administer the Plan shall extend beyond the termination of the Plan.
     8.3 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     8.4 Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest (except to the extent modified by the terms of the Stock Incentive Plan with respect to the shares of restricted Common Stock or Units (as the case may be) issued pursuant to Section 6.1 hereof).
     8.5 Employment Rights and Other Benefit Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, any Participant’s employment at any time. This Plan shall not replace any contract of employment, whether oral or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.
     8.6 No Trust or Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.
     8.7 Governing Law. The validity, construction and effect of the Plan or any incentive payment payable under the Plan shall be determined in accordance with the laws of the State of Minnesota.
     8.8 Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

     8.9 Certain Tax Matters. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, and so that no payments constitute deferred compensation subject to Section 409A of the Code unless a Participant elects to defer a payment pursuant to the Deferred Compensation Plan.

APPENDIX B
DELUXE CORPORATION 2008 STOCK INCENTIVE PLAN
Section 1. Purpose; Shareholder Approval; Termination of 2000 Plan.
          (a) The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting management personnel capable of assuring the future success of the Company, by offering such personnel incentives to put forth maximum efforts for the success of the Company’s business, and by affording such personnel an opportunity to acquire a proprietary interest in the Company.
          (b) The Plan shall be submitted to the shareholders of the Company at the annual meeting of shareholders for 2008, and shall take effect upon approval by the shareholders. Awards may be made by the Committee prior to the date of shareholder approval, but all such Awards shall be subject to shareholder approval and, if the Plan is not approved by the shareholders, shall be null and void.
          (c) This Plan supersedes the Deluxe Corporation 2000 Stock Incentive Plan, as approved by the shareholders of the Company at the annual meeting of the shareholders held on August 4, 2000, and as previously amended (the “2000 Plan”). The 2000 Plan is hereby terminated, effective on the date of shareholder approval of this Plan, and subject to such approval. No additional awards shall be granted under the 2000 Plan following the effective date of termination; provided that the 2000 Plan shall remain in effect with respect to awards previously granted under the 2000 Plan in accordance with Section 12 thereof.
Section 2. Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
          (a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
          (b) “Annual Incentive Plan” shall mean the Deluxe Corporation 2008 Annual Incentive Plan. The Annual Incentive Plan allows designated employees of the Company and its Affiliates to elect to receive annual incentive payments in the form of Shares or Restricted Stock Units as determined by the Committee. All Shares and Restricted Stock Units issued pursuant to the Annual Incentive Plans constitute Awards under this Plan and are subject to all terms of this Plan (including without limitation Section 4(a), (b), and (c)), except as otherwise provided herein.
          (c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Dividend Equivalent granted under the Plan.
          (d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.
          (e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any Treasury Regulations or other authoritative administrative guidance promulgated thereunder.
          (f) “Committee” shall mean the Compensation Committee, a standing committee of the board of directors of the Company, or such other committee as may be designated by the board of directors to administer the Plan; provided that if any committee other than the Compensation Committee is designated such committee shall have at least two members, and shall consist exclusively of members of the board of directors each of whom is both “independent” as defined by Section 3.03A.02 of the Listed Company Manual of the New York Stock Exchange and a “non-employee director” within the meaning of Rule 16b-3. At least two members of the Committee shall be “outside directors” within the meaning of

Treasury Regulations §1.162-27(e)(3), and if there are other members of the Committee that are not outside directors as so defined, the following determinations shall be made be made by a subcommittee of the Committee composed only of the outside directors as so defined: (i) any grant of an Option or Stock Appreciation Right to a person who either is at the time of grant, or the Committee determines is likely to become, a “covered employee” as defined by Treasury Regulations §1.162-27(c)(2), as interpreted by IRS Notice 2007-49, or (ii) any grant to, or determination with respect to, a Performance Award that is intended to be a “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.
          (g) “Company” shall mean DELUXE CORPORATION, a Minnesota corporation, and any successor corporation.
          (h) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.
          (i) “Eligible Person” shall mean a Non-Employee Director and any employee (as determined by the Committee) providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.
          (j) “Fair Market Value” of a Share shall be equal to the closing price of one Share on the New York Stock Exchange (“NYSE”) on the relevant date as reported by the Wall Street Journal, Midwest Edition (or, if such publication is no longer available, such other authoritative source as may be designated by the Committee); provided that if, on such date, the NYSE is not open for business or there are no Shares traded on such date, the Fair Market Value of a Share shall be equal to the closing price of one Share on the first day preceding such date on which the NYSE is open for business and has reported trades in the Shares. With respect to any property other than Shares (including, without limitation, any other securities), the Fair Market Value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
          (k) “Full Value Award” shall mean a grant of Restricted Stock or Restricted Stock Units, a Performance Award, the matching portion of an Award (if any) under the Annual Incentive Plan, and any Award (or portion thereof) that provides for a Participant to receive Shares, or the value thereof, without payment of an amount at least equal to the Fair Market Value of the Shares at the time of grant.
          (l) “Incentive Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
          (m) “Non-Employee Director” shall have the meaning provided in Section 7(a) of the Plan.
          (n) “Non-Qualified Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
          (o) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
          (p) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.
          (q) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.
          (r) “Person” shall mean any individual, corporation, partnership, association or trust.
          (s) “Plan” shall mean this 2008 Stock Incentive Plan, as amended from time to time.
          (t) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
          (u) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
          (v) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

          (w) “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations or other authoritative administrative guidance promulgated thereunder.
          (x) “Shares” shall mean shares of common stock, $1.00 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
          (y) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
Section 3. Administration.
          (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Except as provided in Section 8 and subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock or other Awards, provided that no such revision shall violate subsection (c) of this Section, extend the term of any Award beyond 10 years from the original grant date, or otherwise include any feature in the Award that could not have been included at the original grant date; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.
          (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers of the company or an Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, if the effect of such delegation would make the exemption under Rule 16b-3 unavailable or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.
          (c) Prohibition on Repricing. The Committee may not amend any Option or Stock Appreciation Right to reduce its exercise price, or authorize or permit the exchange of any Option or Stock Appreciation Right for a new Option or Stock Appreciation Right with a lower exercise price or any other transaction which has the effect of reducing the exercise price of an outstanding Option or Stock Appreciation Right, without obtaining the consent of the shareholders of the Company.
          (d) Compliance with Section 409A. The Plan shall be administered in accordance with Section 409A of the Code, and the regulations promulgated thereunder. Without limiting the generality of the foregoing, in no event shall the Committee permit any change to the time or form of payment of any portion of an Award that constitutes a form of deferred compensation subject to Section 409A (including the payment of any Dividend Equivalents) unless the Committee determines that such change is permitted by Section 409A.

Section 4. Shares Available for Awards.
          (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares available for granting Awards under the Plan shall be 4,000,000. Shares to be issued under the Plan may be either Shares reacquired or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for grants under the Plan. Shares which are delivered to the Company, or withheld from an Award, for payment of the exercise price of an Option or Stock Appreciation Right, or for payment of tax withholding, shall not again be available for grant. The limits of this Section 4(a) shall not apply to a Performance Award payable solely in cash, in which the amount of the Award is not determined directly or indirectly by reference to the value of Shares.
          (b) Accounting for Awards; Fungible Shares. For purposes of this Section 4, an Award other than a Full Value Award shall reduce the aggregate number of Shares available for grants under the Plan by the total number of Shares covered by the Award, without reduction for shares that are withheld for payment of the exercise price or withholding taxes. A Full Value Award shall reduce the aggregate number of Shares available for grants under the Plan by the number of Shares covered by the Full Value Award multiplied by 2.29. If any Full Value Award is forfeited or terminates without delivery of the Shares, so that the Shares covered by the Full Value Award are again available for grants pursuant to subsection (a), the number of Shares that again becomes eligible for grants shall also be multiplied by 2.29.
          (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Without limiting the generality of the foregoing, in the case of a merger or consolidation of the Company or similar transaction, the Committee may cause the Shares underlying outstanding Awards to be converted into stock or securities of the entity resulting from the merger or consolidation, or may cause such Awards to be settled by a cash payment equal to the Fair Market Value of the Shares as a result of the transaction reduced by the exercise price of the Award, if any, or to be cancelled without payment of consideration if the Fair Market Value does not exceed the exercise price.
          (d) Awards Limitation Under the Plan.
               (i) Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 500,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year. The foregoing limitation shall not include any Shares acquired pursuant to the Annual Incentive Plan.
               (ii) Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year shall be $5.0 million in value, whether payable in cash, Shares or other property. This limitation does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan and shall not include any Shares acquired pursuant to the Annual Incentive Plan.

Section 5. Eligibility.
     Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company, and such other factors as the Committee, in its discretion shall deem relevant. Notwithstanding the foregoing, Incentive Stock Options may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.
Section 6. Awards.
          (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
               (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of such Option. In the case of an Incentive Stock Option granted to a Participant who owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the purchase price shall not be less than 110 percent of the Fair Market Value.
               (ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant. In the case of an Incentive Stock Option granted to a Participant who owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the term shall not be longer than five years from the date of grant.
               (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
               (iv) No Reload Option Features. Options shall not include a reload feature, or any comparable feature that provides for the automatic grant of additional Options to a Participant upon exercise of the Option.
               (v) Designation as Incentive Stock Option. Each Option that is intended to qualify as an Incentive Stock Option shall so provide in the Award Agreement, and any Option that is not specifically designated an Incentive Stock Option shall be a Non-Qualified Stock Option. The maximum Fair Market Value (measured at the date of grant) of Shares subject to Incentive Stock Options granted to any one Participant that may vest in any year shall not exceed $100,000. An Option may be designated as an Incentive Stock Option in part, and if an Option that was designated an Incentive Stock Option vests prematurely, so that the number of Shares vesting in a year exceeds the limitation set forth in the prior sentence, such Option shall be considered an Incentive Stock Option with respect to the number of Shares that do not exceed such limit and a Non-Qualified Stock Option with respect to the balance of the Shares subject to the Option.
          (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement.

A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100 percent of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. A Stock Appreciation Right may be granted in tandem with a Non-Qualified Stock Option for the same number of Shares, in which case the Participant may exercise either the Option or the Stock Appreciation Right, but not both, and each Share subject to either the Option or the Stock Appreciation Right shall be counted once for purposes of Section 4.
          (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
               (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto or with respect to a Restricted Stock Unit), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.
               (ii) Stock Certificates. Any Restricted Stock granted under the Plan may be evidenced by issuance of a stock certificate or certificates or by the creation of a book entry at the Company’s transfer agent. Any such certificate or certificates shall be held by the Company. Such certificate or certificates or book entry shall be registered in the name of the Participant and any such certificate or certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. A similar notation shall be made in the records of the transfer agent with respect to any Shares evidenced by a book entry. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.
               (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee or provided in a Plan governed by this Plan, upon termination of employment (as determined under criteria established by the Committee) or, in the case of a director, service as a director during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units, subject to the provisions of the Plan and any applicable Award Agreement.
          (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants which may be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock and Restricted Stock Units). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective performance goals, and such performance goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, and any other terms and conditions of any Performance Award shall be determined by the Committee. Notwithstanding any other provision of the Plan to the contrary, the following additional requirements shall apply to all Performance Awards made to any Participant under the Plan:
               (i) Business Criteria. Unless and until the Committee proposes for shareholder approval and the Company’s shareholders approve a change in the general business criteria set forth in this section, the attainment of which may determine the amount and/or vesting with respect to Performance Awards, the business criteria to be used for purposes of establishing performance goals for such Performance Awards shall be selected from among the following alternatives, each of which may be based on absolute standards or comparisons versus specified companies or groups of companies and may be applied at individual or various organizational levels (e.g., the Company as a whole or identified business units, segments or the like): sales values, margins, volume, cash flow, stock price, market share, revenue, sales, earnings per Share, Share price, profits, earnings before interest expense and taxes, earnings before interest expense, interest income and taxes, earnings before interest expense, taxes, and depreciation and/or amortization, earnings before interest expense, interest income, taxes, and depreciation and/or amortization, return on equity, assets or costs, return on invested or average capital employed, economic value, or cumulative total return to shareholders.
               (ii) Target Award; Maximum Amount Payable. The target Award shall be a dollar amount or a percentage of a Participant’s annualized base salary, which may be greater or less than 100%, as determined by the Committee with respect to each Participant for each performance period. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year is specified in Section 4(d)(ii) of the Plan.
               (iii) Payment of Performance Awards. Performance Awards shall be paid no later than the fifteenth day of the third month following the conclusion of the applicable performance period. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a Performance Award, but may not exercise discretion to increase such amount.
               (iv) Certain Events. If a Participant dies, becomes permanently and totally disabled or otherwise terminates employment with the approval of the Committee before the end of a performance period or after the performance period and before a Performance Award is paid, the Committee may, in its discretion, determine that the Participant shall be paid all or a portion of the Award that the Participant would have received but for such death, disability or other approved termination of employment.
               (v) Designations. For a Performance Award, the Committee shall, not later than 90 days after the beginning of each performance period, (A) designate all Participants for such performance period, (B) establish the objective performance goals for each Participant for that performance period on the basis of one or more of the criteria set forth in (i) above and (C) determine target Awards for each Participant.
               (vi) Certification. Following the close of each performance period and prior to payment of any amount to a Participant with respect to a Performance Award, the Committee shall certify in writing as to the attainment of all goals (including the performance goals for a Participant) upon which any payments to a Participant for that performance period are to be based. Such certification shall be made in sufficient time to permit payment to be made by the fifteenth day of the third month following the end of the performance period.
          (c) Dividend Equivalents. The Committee is hereby authorized to grant to Participants with respect to Restricted Stock, Restricted Stock Units, or Performance Awards payable in Shares, but not with respect to Options or Stock Appreciation Rights, Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Dividend Equivalents shall be paid at the same time that dividends are paid to shareholders, unless the Award Agreement specifies that Dividend Equivalents with respect to Restricted Stock and Restricted Stock Units that have not yet vested shall be accumulated and paid as soon as practical after the underlying Award vests.
          (f) Vesting. As part of making any Award, the Committee may determine the time and conditions under which the Award will vest. Vesting may, in the Committee’s discretion, be based solely upon continued employment for a specified period of time, or may be based upon the achievement of specific performance goals which are established by the Committee in its discretion. For all purposes of this Plan, “vesting” of an Award shall mean (i) in the case of an Option or Stock Appreciation Right, the time at which the Participant has the right to exercise the Award; (ii) in the case of Restricted Stock, the end of the restriction period; (iii) in the case of a Restricted Stock Unit, the time at which a Participant is entitled to have the Restricted Stock Unit settled by transfer of the Shares, and (iv) in the case of a Performance Award the time at which the Participant has satisfied the requirements to receive payment of such Award.
          (g) General
               (i) Consideration for Awards. The consideration for Awards shall be services rendered or to be rendered to the Company, and for no cash consideration (or only such minimal cash consideration as may be required by applicable law) shall be required for the grant of Awards; provided that the foregoing shall not apply to the purchase price for Shares to be issued upon the exercise of an Option, Stock Appreciation Right, or other Award requiring payment (including foregoing receipt of cash compensation) for Shares.
               (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any Award granted under any Plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with Awards granted under any such other Plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Award or Awards.
               (iii) Forms of Payments Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments. Notwithstanding the foregoing, if any Award, or portion of an Award (including any right to Dividend Equivalents), by its terms is or may be payable after the fifteenth day of the third month following the year in which the Participant’s right to the Award is no longer subject to a substantial risk of forfeiture, as defined in Section 409A of the Code, the time and form of payment of the Award shall be specified in the Award Agreement, and shall not thereafter be subject to change unless the Committee determines that the change is permissible under Section 409A of the Code.
               (iv) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that if so determined by the Committee, a Participant may, in the manner established by the Committee, (x) designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant, or (y) transfer an Award (other than an Incentive Stock Option) to any member of such Participant’s “immediate family” (as such term is defined in Rule 16a-1(e) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) or to a trust whose beneficiaries are members of such Participant’s “immediate family.” Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the

Participant, or by a member of such Participant’s immediate family or a trust for members of such immediate family pursuant to a transfer as described above, or if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. No Awards may be transferred for value.
               (v) Term of Awards. The term of each Award shall be for such period, not longer than 10 years from the date of grant, as may be determined by the Committee.
               (vi) Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.
               (vii) Attestation. Where the Plan or any applicable Award Agreement provides for or permits delivery of Shares by a Participant in payment with respect to any Award or grant under this Plan or for taxes, such payment may be made constructively through attestation in the discretion of and in accordance with rules established by the Committee.
               (viii) Sarbanes-Oxley Act. The Committee shall not permit any Participant who is an executive officer or director of the Company to pay the exercise price for any Award, or any other amount owed to the Company, by a promissory note if such promissory note would constitute a personal loan prohibited by Section 13(k) of the Securities Exchange Act of 1934.
Section 7. Awards to Non-Employee Directors.
          (a) Eligibility for Awards. Each Participant who is a member of the board of directors and is not an employee of the Company or any Affiliate of the Company (a “Non-Employee Director”) may receive grants of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units, as described in Section 6. Awards to Non-Employee Directors shall be made annually, at the meeting of the board of directors that immediately follows each annual meeting of shareholders, and at such other times as the Committee shall determine. The number and type of Awards to Non-Employee Directors shall be determined by the Committee.
          (b) Stock and Deferral Plan. Each Non-Employee Director shall be eligible to receive or elect to receive his or her fees for service on the Company’s board of directors and the committees thereof in Shares or Restricted Stock Units and to defer the receipt of such Restricted Stock Units, all as described in the Deluxe Corporation Non-Employee Director Stock and Deferral Plan attached hereto as Annex I and hereby made a part hereof.
Section 8. Amendment and Termination; Adjustments.
     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:
          (a) Amendments to the Plan. The board of directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that:

               (i) would amend section 4(a), 4(b) or 4(d) of the Plan;
               (ii) would permit Options or Stock Appreciation Rights to be granted with an exercise price that is less than Fair Market Value on the date of grant;
               (iii) absent such approval, would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc., that are applicable to the Company; or
               (iv) absent such approval, would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.
     The board of directors shall be entitled to delegate to the Committee the power to amend such terms of the Plan and for such purposes as the board of directors shall from time to time determine.
          (b) Waivers. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively; provided that such waiver does not have the effect of amending an Award in a manner that would not be permitted by the Plan.
          (c) Limitations on Amendments. Neither the Committee nor the Company may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise provided herein or in the Award Agreement.
          (d) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
Section 9. Income Tax Withholding.
     In order to comply with all applicable federal or state income tax laws or regulations, the Committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation the establishment of policies to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the payment or transfer otherwise to be made upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares or other property other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be on or before the date that the amount of tax to be withheld is determined.
Section 10. General Provisions.
          (a) No Rights to Awards. No Eligible Person, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
          (b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly approved on behalf of the Company and, if requested by the Company, accepted by the Participant.
          (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
          (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or the Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
          (e) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.
          (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to the Plan or such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
          (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
          (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
          (i) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
          (j) Other Benefits. No compensation or benefit Awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar Plan of the Company unless required by law or otherwise provided by such other Plan.
Section 11. Effective Date of the Plan.
     The Plan shall be effective on the date on which it is approved by the shareholders of the Company.
Section 12. Term of the Plan.
     Unless the Plan shall have been discontinued or terminated as provided in Section 8(a), the Plan shall terminate on December 31, 2018. No Award shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the board of directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

ANNEX I
DELUXE CORPORATION
NON-EMPLOYEE DIRECTOR STOCK AND DEFERRAL PLAN
(“PLAN”)
          1. Purpose of the Plan. The purpose of the Deluxe Corporation Non-Employee Director Stock and Deferral Plan (the “Plan”) is to provide an opportunity for non-employee members of the Board of Directors (the “Board”) of Deluxe Corporation (“Deluxe” or the “Company”) to increase their ownership of Deluxe Common Stock, $1.00 par value (“Common Stock”), and thereby align their interest in the long-term success of the Company with that of the other shareholders. This will be accomplished by allowing each participating director to elect voluntarily to receive all or a portion of his or her Fees (as hereinafter defined) in the form of shares of Common Stock and to allow each of them to defer the receipt of such shares until a later date pursuant to elections made by him or her under this Plan.
          2. Eligibility. Directors of the Company who are not also officers or other employees of the Company or its subsidiaries are eligible to participate in this Plan (“Eligible Directors”).
          3. Administration. This Plan will be administered by or under the direction of the Secretary of the Company (the “Administrator”). Since the issuance of shares of Common Stock pursuant to this Plan is based on elections made by Eligible Directors, the Administrator’s duties under this Plan will be limited to matters of interpretation and administrative oversight. All questions of interpretation of this Plan will be determined by the Administrator, and each determination, interpretation or other action that the Administrator makes or takes pursuant to the provisions of this Plan will be conclusive and binding for all purposes and on all persons. The Administrator will not be liable for any action or determination made in good faith with respect to this Plan.
          4. Election to Receive Stock and Stock Issuance.
          4.1. Election to Receive Stock in Lieu of Cash. On forms provided by the Company and approved by the Administrator, each Eligible Director may irrevocably elect (“Stock Election”) to receive, in lieu of cash, shares of Common Stock having a Fair Market Value, as defined in Section 4.6, equal to any specified percentage of the cash compensation payable to that director for services rendered as a director (including all Board and committee retainers, meeting fees and extraordinary service fees, the “Fees”). All Eligible Directors who have made such a Stock Election to receive shares of Common Stock with respect to any specified percentage of such Fees shall be deemed to be a participating director under this Plan (“Participating Director”) to at least such extent. To be effective, any Stock Election must be filed with the Company (the date of such filing being the date of such election) no later than December 31 of the year preceding the year to which such Stock Election shall apply and shall apply only with respect to services as a director provided for the period of January 1 through December 31 of the following year (“Plan Year”); provided, however, that an Eligible Director whose initial election to the Board of Directors occurs during the Plan Year, shall have 30 days following such election to make a Stock Election, which shall apply only with respect to services as a director provided following the filing of such Stock Election with the Company during the then current Plan Year, as specified in the Stock Election. Any Stock Election made in accordance with the provisions of this Section 4.1 shall be irrevocable for the period to which such election applies.
          4.2. Issuance of Stock in Lieu of Cash. Shares of Deluxe Common Stock having a Fair Market Value equal to the amount of the Fees so elected shall (i) be issued to each Participating Director or (ii) at the Participating Director’s election pursuant to Section 4.3, be credited to such director’s account (a “Deferred Stock Account”), on March 15, June 15, September 15 and December 15 for the calendar quarter ending on the last day of each such month (each such payment date, a “Payment Date”). The Company shall not issue fractional shares. Whenever, under the terms of this Plan, a fractional share would be required to be issued, the Company will round the number of shares (up or down) to the nearest integer. In the event that a Participating Director elects to receive less than 100% of each quarterly installment of the Fees in shares of Common Stock (or Stock Units as defined and provided in Section 4.4), that Participating Director shall receive the balance of the quarterly installment in cash.

          4.3. Manner of Making Deferral Election. A Participating Director may elect to defer payment of the Fees otherwise payable in shares of Common Stock pursuant to this Plan by filing (the date of such filing being the date of such election), no later than December 31 of each year with respect to payments in the ensuing Plan Year, an irrevocable election with the Administrator on a form (the “Deferral Election Form”) provided by the Administrator for that purpose (“Deferral Election”); provided, however, that an Eligible Director whose initial election to the Board of Directors occurs during the Plan Year, shall have 30 days following such election to make a Deferral Election, which shall apply only with respect to services as a director provided following the filing of such Deferral Election with the Company during the then current Plan Year, as specified in the Deferral Election. Any portion of the Fees to be paid in cash may not be deferred pursuant to the Plan. Failure to timely file a Deferral Election shall conclusively be deemed to mean that no election to defer has been made for the applicable period. The Deferral Election shall be effective for the Fees payable (i) during the ensuing Plan Year with respect to elections made on or before December 31 of each year as aforesaid and (ii) for the portion of the Plan Year after the date the Deferral Election is made or the ensuing Plan Year as specified in the Deferral Election with respect to Deferral Elections made by new directors. Any Deferral Election made in accordance with the provisions of this Section shall be irrevocable for the period to which such election applies. The Deferral Election form shall specify the amount to be deferred expressed as a percentage of the Participating Director’s Fees.
          4.4. Credits to Deferred Stock Account for Elective Deferrals. On each Payment Date, a Participating Director who has made a then effective Deferral Election shall receive a credit in the form of restricted stock units (“Stock Units”) to his or her Deferred Stock Account. Each Stock Unit shall represent the right to receive one share of Common Stock. The number of Stock Units credited to a Participating Director’s Deferred Stock Account shall be determined by dividing an amount equal to the Participating Director’s Fees payable on the Payment Date for the current calendar quarter and specified for deferral pursuant to Section 4.3, by the Fair Market Value of a share of Common Stock on such Payment Date. If that computation would result in a fractional Stock Unit being credited to a Participating Director’s Deferred Stock Account, the Company will round the number of Stock Units so credited (up or down) to the nearest integer.
          4.5. Dividend Equivalent Payments. Each time a dividend is paid on the Common Stock, the Participating Director who has a Deferred Stock Account shall receive a dividend equivalent payment on the dividend payment date equal to the amount of the dividend payable on a single share of Common Stock multiplied by the number of Stock Units credited to the Participating Director’s Deferred Stock Account on the dividend record date.
          4.6. Fair Market Value. The Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of Common Stock on the New York Stock Exchange (“NYSE”) on the relevant date as reported by the Wall Street Journal, Midwest Edition (or, if such publication is no longer available, such other authoritative source as may be designated by the Committee); provided that if, on such date, the NYSE is not open for business or there are no shares of Common Stock traded on such date, the Fair Market Value of a share of Common Stock shall be equal to the closing price of one share of Common Stock on the first day preceding such date on which the NYSE is open for business and has reported trades in the Common Stock.
          4.7. Separation from Service as a Director. If a Participating Director leaves the Board before the conclusion of any quarter of a Fiscal Year, he or she will be paid the quarterly installment of the Fees entirely in cash or Common Stock on the applicable Payment Date in accordance with such Participating Director’s then effective Stock Election or an amount shall be deferred in accordance with a Deferral Election on file with the Company. The date of separation of a Participating Director’s service as a director of the Company will be deemed to be the date of separation from service recorded on the personnel or other records of the Company; provided that there is no understanding or expectation that the Participating Director will continue or resume providing services for the Company, or any entity that would be aggregated with the Company pursuant to Section 414(b) or (c) of the Internal Revenue Code (determined without reducing the 80% ownership requirement to 50%).

          5. Shares Available for Issuance. This Plan constitutes part of the Deluxe Corporation 2008 Stock Incentive Plan, as amended from time to time (the “SIP”), and is subject to the terms and conditions of the SIP. Any shares of Common Stock issued under this Plan shall be issued pursuant to the terms and conditions of the SIP, and any such shares so issued shall be subject to the limits set forth in the SIP, including, without limiting the generality of the foregoing, the limits contained in Section 4(a) of the SIP.
          6. Deferral Payment
          6.1. Deferral Payment Election. At the time of making the Deferral Election and as a part thereof, each Participating Director shall make and file with the Company, a deferral payment election on the Deferral Election Form specifying one of the payment options described in Section 6.2. If a Participating Director fails to make a deferral payment election at the time any Deferral Election is made in accordance with this Plan, the Participating Director shall conclusively be deemed to have elected to receive the Common Stock represented by the Stock Units earned during the period covered by the Deferral Election in a lump sum payment at the time of the Participating Director’s separation from service on the Board as provided in Section 6.2. Except as otherwise provided in Section 6.2, the deferral payment election shall be irrevocable as to all amounts credited to the Participating Director’s Deferred Stock Account during the period covered by the relevant Deferral Election.
          6.2. Payment of Deferred Stock Accounts in a Lump Sum. Except as otherwise provided in Section 12 with respect to a Change of Control, Stock Units credited to a Participating Director’s Deferred Stock Account shall be converted to an equal number of shares of Common Stock and issued in full to the Participating Director on the earlier of the tenth anniversary of February 1 of the year following the Participating Director’s separation from service on the Board (or the first business day thereafter) or such other date as elected by the Participating Director by making a deferral payment election in accordance with the provisions of Section 6.1. All payments shall be made in whole shares of Common Stock (rounded as necessary to the nearest integer). A Participating Director may change the date upon which he has elected to have his Deferred Stock Account distributed by filing a new deferral payment election, provided that such new deferral payment election is received by the Administrator at least one year prior to the Participating Director’s separation from service (and, if the separation from service occurs within one year after the new deferral payment election is filed, it shall be null and void), that the new payment date is not less than five years later than the original payment date, and that the change meets any other requirements imposed by the Administrator in order to comply with Section 409A of the Internal Revenue Code.
          6.3. Payment to Estate. In the event that a Participating Director shall die before full distribution of his or her Deferred Stock Account, any shares that issue therefrom shall be issued to such Director’s estate or beneficiaries, as the case may be, as soon as practical after the date of the Participating Director’s death.
          7. Holding Period. All shares of Common Stock issued under this Plan, including shares that are issued as a result of distributions of a Participating Director’s Deferred Stock Account, shall be held by the Participating Director receiving such shares for a minimum period of six months from the date of issuance or such longer period as may be required for compliance with Rule 16b-3, as amended or any successor rule (“Rule 16b-3”), promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Administrator may, in his or her discretion, require that shares of Common Stock issued pursuant to this Plan contain a suitable legend restricting trading in such shares during such holding period.
          8. Limitation on Rights of Eligible and Participating Directors.
          8.1. Service as a Director. Nothing in this Plan will interfere with or limit in any way the right of the Company’s Board or its shareholders not to nominate for re-election, elect or remove an Eligible or Participating Director from the Board. Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company or its Board or shareholders have retained or will retain an Eligible or Participating Director for any period of time or at any particular rate of compensation.

          8.2. Nonexclusivity of the Plan. Nothing contained in this Plan is intended to affect, modify or rescind any of the Company’s existing compensation plans or programs or to create any limitations on the power of the Company’s officers or Board to modify or adopt compensation arrangements as they or it may from time to time deem necessary or desirable.
          9. Plan Amendment, Modification and Termination. The Board may suspend or terminate this Plan at any time. The Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that this Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests; provided, however, that no amendments to this Plan will be effective without approval of the Company’s shareholders, if shareholder approval of the amendment is then required to exempt issuance or crediting of shares of Common Stock or Stock Units from Section 16 of the Exchange Act under Rule 16b-3, or pursuant to the rules of the New York Stock Exchange. The amendment or termination of the Plan shall not affect Deferral Elections made for the Plan Year in which the amendment or termination occurs, and all Deferred Stock Accounts shall continue to be held and distributed in accordance with existing Deferral Elections, unless the Board, in connection with a Plan termination, also amends the Plan to provide for the distribution of all Deferred Stock Accounts to the extent permitted by Section 409A of the Internal Revenue Code.
          10. Effective Date and Duration of the Plan. This Plan shall become effective on the date on which the SIP is approved by the shareholders of the Company and shall continue, unless terminated by action of the Board, until the expiration or termination of the SIP, provided that the expiration or termination of this Plan shall not affect any rights of Participating Directors with respect to their Deferral Accounts which shall continue to be governed by the provisions of this Plan until the final distribution of all Deferral Accounts established under this Plan.
          11. Participants are General Creditors of the Company. The Participating Directors and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor’s trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any beneficiary thereof shall have a legal, beneficial or security interest therein.
          12. Change of Control. A “Change of Control” shall be deemed to have occurred upon the completion of any transaction or series of transactions that results in a “change in control event” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder. In the event of the occurrence of a Change of Control, then, notwithstanding any contrary deferral payment election, the Stock Units credited to a Participating Director’s Deferred Stock Account as of the business day immediately prior to the effective date of the Change of Control shall be converted to an equal number of shares of Common Stock (rounded as necessary to the nearest integer), or, if as a result of the Change of Control Common Stock is converted into stock or securities of another entity, or other property (including cash), then the Stock Units shall be converted into the number of shares, or amount of property, into which such number of whole shares of Common Stock would be converted. Such whole number of shares of Common Stock shall be issued, or such other securities or property shall be distributed, to the Participating Director as soon as practical following the effective date of the Change of Control.
          13. Miscellaneous.
          13.1. Securities Law and Other Restrictions. Notwithstanding any other provision of this Plan or any Stock Election or Deferral Election delivered pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in his or her sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.
          13.2 Section 409A. The Plan shall be administered in accordance with Section 409A of the Internal Revenue Code, and the regulations promulgated thereunder. Without limiting the generality of the foregoing, in no event shall the Committee permit any change to the time or form of payment of any portion of a Participating Director’s Deferred Stock Account (including the payment of any dividend equivalents) unless the Committee determines that such change is permitted by Section 409A.
          13.3. Governing Law. The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. (CT) on April 29, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Deluxe Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Deluxe Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: DELXE1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DELUXE CORPORATION

Vote On Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

Vote On Proposals

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:DELUXE CORPORATIONDELXE1VOTE BY INTERNET — www.proxyvote.comUse the Internet to transmit your voting instructions up until 11:59 P.M. (CT)on April 29, 2008. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONSIf you would like to reduce the costs incurred by Deluxe Corporation in mailingproxy materials, you can consent to receiving all future proxy statements,proxy cards and annual reports electronically via e-mail or the Internet. To signup for electronic delivery, please follow the instructions above to vote usingthe Internet and, when prompted, indicate that you agree to receive oraccess shareholder communications electronically in future years.VOTE BY PHONE — 1-800-560-1965Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. (CT) on April 29, 2008. Have your proxy card in hand when youcall and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Deluxe Corporation, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.DELUXE CORPORATION3680 VICTORIA STREET NORTHSHOREVIEW, MINNESOTA 55126-2966To withhold authority to vote for any individualnominee(s), mark “For All Except” and write thenumber(s) of the nominee(s) on the line below.ForAgainstAbstain4.Approval of the Deluxe Corporation 2008 Stock Incentive Plan.2.Ratification of the appointment of PricewaterhouseCoopers LLP as Deluxe Corporaton’s independent registered public accounting firm for the yearending December 31, 2008.3.Approval of the Deluxe Corporation 2008 Annual Incentive Plan.5.Take action on any other business that may properly come before the meeting and any adjournment thereof.ForAllWithholdAllFor AllExcept000000000000Vote On Directors01)Ronald C. Baldwin02)Charles A. Haggerty03)Isaiah Harris, Jr.04)Don J. McGrath05)Cheryl E. Mayberry McKissack06)Neil J. Metviner07)Stephen P. Nachtsheim08)Mary Ann O’Dwyer09)Martyn R. Redgrave10)Lee J. Schram1.Election of DirectorsNominees:Vote On Proposalsi

Deluxe CorporationThis proxy is solicited on behalf of the Board of Directors.The undersigned appoints Stephen P. Nachtsheim, Lee J. Schram and Anthony C. Scarfone as proxies(the “Named Proxies”), each with the power to act alone and to appoint his substitute, and authorizes each ofthem to represent and to vote, as designated on the other side of this proxy card, all shares of common stock ofDeluxe Corporation held of record by the undersigned on March 5, 2008, at the annual meeting of shareholdersto be held on April 30, 2008, and at any adjournment thereof.This proxy, when properly executed, will be voted as designated on the other side. If no choice isspecified, this proxy will be voted “FOR” each of the nominees for the Board of Directors listed inItem 1 on the other side and “FOR” Proposals 2 through 4. Also, by signing this proxy, you revoke allprior proxies and authorize the above Named Proxies to vote in their discretion upon such otherbusiness as may properly come before the meeting. Deluxe Corporation anticipates that no otherbusiness will be conducted at the meeting. The undersigned hereby acknowledges receipt of the proxystatement for the annual meeting of shareholders.